Filed Pursuant to Rule 424(b)(3)
Registration Number 333-140634
PROSPECTUS SUPPLEMENT NO. 1
DATED DECEMBER 4, 2007
TO PROSPECTUS DATED MAY 29, 2007
214,928,846 SHARES
COMMON STOCK
ADVANCED VIRAL RESEARCH CORP.
This prospectus supplement supplements our prospectus dated May 29, 2007, relating to the resale of up to 214,928,846 shares of our common stock, par value $0.00001, by the selling security holders named in the prospectus.
This prospectus supplement includes the attached Current Report on Form 8-K dated December 3, 2007, which was filed with the Securities and Exchange Commission on December 4, 2007.
This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated May 29, 2007. This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.
See “Risk Factors” beginning on page 4 of the prospectus for risk factors relevant to an investment in our common stock.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus supplement is December 4, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2007
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383

(Registrants’ telephone number, including area code)
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 3, 2007 Advanced Viral Research Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Vincent Gullo and Dallas Hughes (the “Sellers”). Pursuant to the Purchase Agreement, the Company, through its wholly-owned subsidiary, Triad Biotherapeutics, Inc. (“Triad”) acquired certain assets, including (i) two chemical compounds [identified as CTK000147 (proteasome inhibitor) and CTK000168 (Eg5 inhibitor),] and all derivatives and analogs thereof; (ii) a library of approximately 8,321 extracts; (iii) a library of microbial strains comprised of approximately 1,663 fungi and approximately 302 actinomycetes; (iv) affinity purification technology; and (v) a U.S. patent for size-exclusion-based extraction of affinity ligands and active compounds from natural samples, as well as other intellectual property and contract rights related to the assets (collectively, the “Assets”).
     In consideration for the Assets, the Company delivered to the Sellers closing consideration of an aggregate of $250,000 in cash and issued 12,711,864 shares of its common stock. Additional consideration is payable to Sellers upon the satisfaction of certain conditions precedent, as follows:
•	Upon the Company or any of its affiliates (i) confirming through in vivo studies in mice that either or both of the compounds acquired or any structural analog thereof is safe and effective; (ii) closing on a financing (or a series of financings over a three year period) generating at least $12 million of proceeds; and (iii) filing or causing to be filed a U.S. patent application on either of the compounds or structural analog thereof, the Company is required to deliver to Sellers an aggregate of $250,000 in cash and that number of shares of the Company’s common stock determined by dividing $250,000 by the average of the closing sale prices of a share of the Company’s Common Stock as reported on the OTCBB for the period of thirty consecutive trading days ending on the trading day immediately preceding the issuance date .

•	Upon the first IND pertaining to CTK000147 (proteasome inhibitor) or a structural analog thereof being approved or allowed by the FDA, the Company is required to pay to Sellers an aggregate of $250,000 in cash.

•	Upon the first IND pertaining to CTK000168 (Eg5 inhibitor) or a structural analog thereof being approved or allowed by the FDA, the Company is required to pay to Sellers an aggregate of $250,000 in cash.

•	Upon the first approval by the FDA for commercial sale of CTK000147 (proteasome inhibitor) or a structural analog thereof, the Company is required to pay to Sellers an aggregate of $500,000 in cash.

•	Upon the first approval by the FDA for commercial sale of CTK000168 (Eg5 inhibitor) or a structural analog thereof, the Company is required to pay to Sellers an aggregate of $500,000 in cash.

•	The Company is required to pay to Sellers from time to time, in cash, an aggregate of 5% of the value of any cash, cash equivalents and securities received by the Company or its affiliates from third parties in consideration of the sale or license of any of the compounds or structural analogs thereof, on terms and conditions to be mutually agreed upon between Sellers and the Company but in no event less frequently than once per calendar quarter.

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     If, at any time, the Company proposes to file a registration statement under the Securities Act of 1933 for purposes of a public offering of securities of the Company (including a registration statement covering the sale of securities by securities holders other than Sellers), Sellers have been granted the right to include in any such registration statement all or any part of the securities acquired by Sellers under the Purchase Agreement held by Sellers.
     The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the respective parties. Such representations and warranties have been qualified by disclosure schedules and are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be considered to be material by investors. The parties’ respective indemnity obligations are subject to the cumulative amount of the damages actually incurred by such indemnitee exceeding $50,000 and the aggregate amount of damages recoverable by the Company is limited to that portion of the purchase price actually received by Sellers, with Sellers having the right to pay all or any portion of the indemnification amounts with stock received in consideration for the Assets.
     The closing of the transactions under the Purchase Agreement triggered certain anti-dilution provisions contained in outstanding warrants to purchase the common stock of the Company (the “Warrants”) held by YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (“YA Global”). As a result of the closing of the transactions under the Purchase Agreement on December 3, 2007, the aggregate number of shares of common stock underlying the Warrants will increase from 138,451,263 to 199,898,478 shares, and the exercise price of such Warrants will decrease (i) from $0.0312 to $0.0197 for Warrants to purchase 98,375,635 shares, and (ii) from $0.0262 to $0.0197 for Warrants to purchase 101,522,843 shares.
     The foregoing summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
     In connection with the closing of the transactions, the Company and its affiliates entered into a Patent Security Agreement and Amended and Restated Security Agreement with YA Global whereby it granted to YA Global a first lien priority security interest in and to the Assets to secure the Company’s obligations owing to YA Global arising out of certain previously announced financings of the Company by YA Global in January 2007 and July 2007, including the Company’s obligations under certain convertible debentures and warrants. The convertible debentures and warrants issued to YA Global in January and July 2007 were amended to provide that the Company’s obligations thereunder were secured by the Assets. The foregoing summary of the provisions of the Patent Security Agreement, the Amended and Restated Security Agreement and the amended convertible debentures and warrants is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.3 through 10.11 to this Current Report on Form 8-K.
     The disclosure under Item 5.02 of this Current Report on Form 8-K is also responsive to this Item 1.01 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.01 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.02 and is incorporated herein by reference.
     On December 3, 2007, pursuant to the terms of the Purchase Agreement described in Item 1.01 above, the Company issued an aggregate of 12,711,864 shares of its common stock to the Sellers as part of the total closing consideration for the acquisition of the Assets. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act. The issuance of the shares in connection with the Purchase Agreement did not involve any form of general solicitation or general advertising. The certificates evidencing the shares shall bear appropriate restrictive legends.
Item 3.03 Material Modification to Rights of Security Holders.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.03 and is incorporated herein by reference.
     As discussed in Item 1.01 above, the closing of the transactions under the Purchase Agreement triggered certain anti-dilution provisions contained in the Warrants held by YA Global. As a result of the closing of the transactions under the Purchase Agreement on December 3, 2007, the aggregate number of shares of common stock underlying the Warrants will increase from 138,451,263 to 199,898,478 shares, and the exercise price of such Warrants will decrease (i) from $0.0312 to $0.0197 for Warrants to purchase 98,375,635 shares, and (ii) from $0.0262 to $0.0197 for Warrants to purchase 101,522,843 shares.
     As discussed in Item 1.01 above, in connection with the closing of the transactions, the Company and its affiliates entered into a Patent Security Agreement and Amended and Restated Security Agreement with YA Global whereby it granted to YA Global a first lien priority security interest in and to the Assets to secure the Company’s obligations owing to YA Global arising out of certain previously announced financings of the Company by YA Global in January 2007 and July 2007, including the Company’s obligations under certain convertible debentures and warrants. The convertible debentures and warrants issued to YA Global in January and July 2007 were amended to provide that the Company’s obligations thereunder were secured by the Assets. The foregoing summary of the provisions of the Patent Security Agreement, the Amended and Restated Security Agreement and the amended convertible debentures and warrants is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.3 through 10.11 to this Current Report on Form 8-K.
     The foregoing summary is qualified in its entirety by reference to the agreements attached as Exhibits 10.3 through 10.11 to this Current Report on Form 8-K.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the closing of the transactions under the Purchase Agreement, on December 3, 2007, the Board of Directors of the Company appointed Vincent Gullo, Ph.D as the Company’s Chief Scientific Officer, and Dallas Hughes, Ph.D as its Vice President, Research.
Vincent Gullo, Ph.D
     In connection with his appointment as Chief Scientific Officer, the Company entered into an Employment Agreement with Dr. Gullo on December 3, 2007. Under the agreement, Dr. Gullo became the Company’s Chief Scientific Officer on a full time basis commencing December 3, 2007 for a period of one year unless terminated earlier as provided in the agreement. Dr. Gullo receives a base salary of $220,000 per year. The agreement also entitles Dr. Gullo and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:
•	The Company shall pay the dues of such professional associations and societies of which Dr. Gullo is a member in furtherance of his duties.

•	The Company shall reimburse Dr. Gullo for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company.

•	Dr. Gullo will be entitled to three (3) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation days unused in any calendar year may not be accumulated and carried forward and used in future years.
If the agreement is terminated by the Company for cause, or Dr. Gullo voluntarily resigns, becomes disabled or dies, then Dr. Gullo or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated not for cause or by Dr. Gullo for good reason, Dr. Gullo shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due, monthly severance payments equal to one-twelfth of the base salary as of the date of such termination or resignation through the scheduled expiration of the initial term; and waiver of the applicable premium otherwise payable for COBRA continuation coverage for Dr. Gullo (and his spouse and dependents, if covered) through the scheduled expiration of the initial term.
     Prior to his appointment as Chief Scientific Officer, Dr. Gullo, age 57, was the President of Chemosphere Discovery Technologies, Inc., a small start-up consulting company which provided natural product drug discovery consulting services, since May 2007. From January 2004 until December 2006, Dr. Gullo was the Vice President, Drug Discovery at Cetek Corporation, a biopharmaceutical company engaged in the discovery and early development of cancer therapeutics and formerly the owner of the Assets, where he supervised a drug discovery research team focusing in oncology and infectious diseases, and managed several departments including natural product microbiology, fermentation, chemistry and medicinal chemistry. From April 1983 until December 2003, Dr. Gullo was the Senior Director, New Lead Discovery at Schering Plough Research Institute. Dr. Gullo received his Ph.D in Organic Chemistry from Columbia University in 1975.

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Dallas Hughes, Ph.D
     In connection with his appointment as Vice President, Research, the Company entered into an Employment Agreement with Dr. Hughes on December 3, 2007. Under the agreement, Dr. Hughes became the Company’s Vice President, Research on a full time basis commencing December 3, 2007 for a period of one year unless terminated earlier as provided in the agreement. Dr. Hughes receives a base salary of $200,000 per year. The agreement also entitles Dr. Hughes and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:
•	The Company shall pay the dues of such professional associations and societies of which Dr. Hughes is a member in furtherance of his duties.

•	The Company shall reimburse Dr. Hughes for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company.

•	Dr. Hughes will be entitled to three (3) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation days unused in any calendar year may not be accumulated and carried forward and used in future years.
If the agreement is terminated by the Company for cause, or Dr. Hughes voluntarily resigns, becomes disabled or dies, then Dr. Hughes or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated not for cause or by Dr. Hughes for good reason, Dr. Hughes shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due, monthly severance payments equal to one-twelfth of the base salary as of the date of such termination or resignation through the scheduled expiration of the initial term; and waiver of the applicable premium otherwise payable for COBRA continuation coverage for Dr. Hughes (and his spouse and dependents, if covered) through the scheduled expiration of the initial term.
     Prior to his appointment as Vice President, Research, Dr. Hughes, age 51, was the Chief Executive Officer of Chemosphere Discovery Technologies, Inc. since May 2007. From October 1996 until January 2007, Dr. Hughes was the Senior Vice President, Technology at Cetek Corporation, where he supervised a drug discovery research team employing a high throughput screening (HTS) technology for drug discovery, and managed several departments including assay development, HTS technology, and biology. Dr. Hughes received his Ph.D in Biology from University of California, Los Angeles in 1988.
     The above summary of the employment agreements is qualified in its entirety by reference to each such employment agreement. Copies of the employment agreements are incorporated by reference as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
     On December 4, 2007, the Company issued a press release to announce the execution and closing of the transactions contemplated under the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 7.01 of the Current Report on Form 8-K, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will

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not be deemed incorporated by reference into a filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in the Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.
Cautionary Information Regarding Forward-Looking Statements
     Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the expected benefits of the transaction, including the efficiencies, synergies, financial strength, competitive ability and position of the Company after the transaction; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the risk that the expected benefits of the transaction may not be realized; the risk that Seller’s assets may not be integrated successfully into the Company’s; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated December 3, 2007 among Advanced Viral Research Corp., Triad Biotherapeutics, Inc., Vincent Gullo and Dallas Hughes.

10.1	Employment Agreement dated December 3, 2007 between Advanced Viral Research Corp. and Vincent Gullo.

10.2	Employment Agreement dated December 3, 2007 between Advanced Viral Research Corp. and Dallas Hughes.

10.3	Patent Security Agreement dated as of December 3, 2007 among Advanced Viral Research Corp., Triad Biotherapeutics, Inc., Advance Viral Research, Ltd. and YA Global Investments, L.P.

10.4	Amended and Restated Security Agreement dated as of December 3, 2007 among Advanced Viral Research Corp., Triad Biotherapeutics, Inc., Advance Viral Research, Ltd. and YA Global Investments, L.P.

10.5	Amended and Restated Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.6	Amended and Restated Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.7	Amended and Restated Warrant dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.8	Amended and Restated Series A Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.9	Amended and Restated Series B Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.10	Amended and Restated Series A Warrant dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.11	Amended and Restated Series B Warrant dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

99.1	Press Release dated December 4, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2007	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Stephen M. Elliston
Stephen M. Elliston
President and Chief Executive Officer

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EXHIBIT 2.1
Asset Purchase Agreement
By and Among
Advanced Viral Research Corp.,
Triad Biotherapeutics, Inc.
and
Vincent P. Gullo and Dallas E. Hughes
Dated as of December 3 , 2007

i

(a)

ii

APPENDICES, EXHIBITS AND SCHEDULES
Appendices

Appendix A	Certain Definitions
Exhibits

Exhibit 3.2(a) Exhibit 3.2(b)	Form of General Assignment and Bill of Sale Form of Intellectual Property Assignment
Schedules

Schedule 1.1(a) Schedule 1.1(b) Schedule 1.1(c) Schedule 1.1(d) Schedule 1.1(e) Schedule 1.1(f) Schedule 1.1(g) Schedule 1.2 Schedule 2.1(c) Schedule 4 Schedule 5	Compounds Extracts Strains AFP Technology Transferred Contracts Books and Records Patents Assumed Liabilities Allocation of Purchase Price Sellers Disclosure Schedule Purchaser Disclosure Schedule

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ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT is made and entered into this 3rd day of December 2007, by and among Advanced Viral Research Corp., a Delaware corporation (“Parent”), Triad Biotherapeutics, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Purchaser”) and Dallas E. Hughes (“Hughes”) and Vincent P. Gullo (“Gullo”), both individuals (Hughes and Gullo are sometimes referred to individually as a “Seller” and collectively as the “Sellers”). Sellers, Purchaser and Parent are sometimes referred to individually as a “Party” and collectively as the “Parties.” Other capitalized terms used in this Agreement are defined on Appendix A hereto.
RECITAL
WHEREAS, the Parties wish to provide for the purchase by Purchaser of the Purchased Assets from Sellers on the terms and subject to the conditions and other provisions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing recital and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
ARTICLE 1. THE TRANSACTION
     1.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers hereby sell, transfer, convey, assign and deliver to Purchaser, and Purchaser hereby purchases from Sellers, all of Sellers’ right, title and interest in and to the following (collectively, the “Purchased Assets”):
          (a) Compounds. The chemical compounds identified as CTK000147 (proteasome inhibitor) and CTK000168 (Eg5 inhibitor) more fully described and listed on Schedule 1.1(a) (the “Compounds”), including all derivatives and analogs of the Compounds;
          (b) Extracts. The extracts more fully described and listed on Schedule 1.1(b) (the “Extracts”);
          (c) Strains. The microbial strains more fully described and listed on Schedule 1.1(c) (the “Strains”);
          (d) AFP Technology. The affinity purification technology more fully described and listed on Schedule 1.1(d) (the “AFP Technology”);
          (e) Transferred Contracts. The Contracts listed on Schedule 1.1(e) (the “Transferred Contracts”);
          (f) Books and Records. All books, files, papers, correspondence, databases, documents, records and documentation relating to the Compounds, Extracts, Strains and AFP Technology, including without limitation, pre-clinical testing data and research, including items stored as computer data bases, files, correspondence and other records and similar information related to any of the Compounds, Extracts, Strains and AFP Technology (the “Books and Records”), including but not limited to the information described on Schedule 1.1(f), which shall be provided in forms or formats as agreed to by Sellers and Purchaser;
          (g) Patent. The patent more fully described and listed on Schedule 1.1(g) (the “Patent”); and

          (h) Seller Intellectual Property. All Seller Intellectual Property not otherwise described in Sections 1.1(a) through (g).
For avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Purchased Assets do not, and shall not, include: (i) the chemical compound known as CTK000120 (cyclophilin inhibitor), its derivatives and analogs, any intellectual property, data, results or materials generated in connection with such compound, or rights for copies of the producing strain for such compound (identified as A04460); (ii) any Contracts other than the Transferred Contracts; (iii) any books, files, papers, correspondence, databases, documents, records and documentation not related to the Compounds, Extracts, Strains and AFP Technology, even if forming part of any books, files, correspondence, databases, documents, records or documentation constituting Books and Records; (iv) laboratory or other equipment; or (v) any other asset not expressly identified in Sections 1.1(a) through (i) as a Purchased Asset.
     1.2 Assumed Liabilities. Purchaser shall not assume and shall not be liable or responsible for any Liability of Sellers other than those certain liabilities more fully described and listed on Schedule 1.2 (collectively, the “Assumed Liabilities”).
     1.3 Non-Assignable Assets.
          (a) Notwithstanding the foregoing, if any of the Purchased Assets are not assignable or transferable (each, a “Non-Assignable Asset”) without the consent of, or waiver by, a third party (each, an “Assignment Consent”), either as a result of the provisions thereof or applicable Legal Requirements, and any of such Assignment Consents have not been obtained by Sellers at or prior to the Closing, Sellers shall continue to use commercially reasonable efforts to obtain the Assignment Consents as soon as reasonably practicable after Closing, and this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Assignable Assets, and Purchaser shall not assume Sellers’ rights or obligations under such Non-Assignable Assets (and such Non-Assignable Assets shall not be included in the Purchased Assets). After the Closing, upon receipt of an Assignment Consent with respect to any Non-Assignable Asset, Sellers shall assign to Purchaser such Non-Assignable Asset. Following any such assignment, such assets shall be deemed Purchased Assets for purposes of this Agreement.
          (b) After the Closing, Sellers shall cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with all of the benefits of the Non-Assignable Assets as if the appropriate Assignment Consents had been obtained at or prior to the Closing.
ARTICLE 2. CONSIDERATION FOR PURCHASED ASSETS
     2.1 Purchase Price.
          (a) Purchased Assets Purchase Price. Subject to the terms of this Agreement, as full consideration for the sale, assignment, transfer and delivery of the Purchased Assets Purchaser is paying to Sellers the following (the “Purchase Price”):
               (i) Closing Consideration. At the Closing, Purchaser shall deliver to Sellers, an aggregate of: (x) $250,000, in cash, by wire transfer of immediately available funds; and (y) that number of shares (rounded to the nearest whole share) of Parent Common Stock determined by dividing $250,000 by the Closing Thirty-Day Average Stock Price (the “Initial Stock”); provided, that one-half of the cash and one-half of the Initial Stock shall be delivered to each Seller.

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          (ii) Contingent Consideration.
                    (A) Upon Parent, Purchaser or any of their respective Affiliates (x) confirming through in vivo studies in mice that either or both of the Compounds or any compound synthesized or derived from either of the Compounds (a “Structural Analog”) is (i) safe, insofar as the safety results in mice are sufficient to proceed toward an IND, and (ii) effective against a targeted indication, sufficient to proceed toward an IND; (y) closing on a financing (or a series of financing over a three year period) generating at least $12 million of proceeds; and (z) filing or causing to be filed a U.S. patent application on either of the Compounds or a Structural Analog (the date when the last to occur of x, y and z above being referred to hereinafter as the “Milestone Date”), Purchaser shall deliver to Sellers, an aggregate of: (xx) $250,000, in cash, by wire transfer of immediately available funds; and (yy) that number of shares (rounded to the nearest whole share) of Parent Common Stock determined by dividing $250,000 by the Closing Thirty-Day Average Stock Price (the “Subsequent Stock”); provided, that one-half of the cash and one-half of the Subsequent Stock shall be delivered to each Seller.
                    (B) Upon the first IND pertaining to CTK000147 (proteasome inhibitor) or a Structural Analog being approved or allowed by the FDA (whether such IND is filed or caused to be filed by Parent, Purchaser or any of their respective Affiliates), Purchaser shall deliver to Sellers an aggregate of $250,000, in cash, by wire transfer of immediately available funds; provided, that one-half of each such payment shall be delivered to each Seller.
                    (C) Upon the first IND pertaining to CTK000168 (Eg5 inhibitor) or a Structural Analog being approved or allowed by the FDA (whether such IND is filed or caused to be filed by Parent, Purchaser or any of their respective Affiliates), Purchaser shall deliver to Sellers an aggregate of $250,000, in cash, by wire transfer of immediately available funds; provided, that one-half of each such payment shall be delivered to each Seller.
                    (D) Upon the first approval by the FDA for commercial sale of CTK000147 (proteasome inhibitor) or a Structural Analog, Purchaser shall pay to Sellers an aggregate of $500,000, in cash, by wire transfer of immediately available funds; provided, that one-half of each such payment shall be delivered to each Seller.
                    (E) Upon the first approval by the FDA for commercial sale of CTK000168 (Eg5 inhibitor) or a Structural Analog, Purchaser shall pay to Sellers an aggregate of $500,000, in cash, by wire transfer of immediately available funds; provided, that one-half of each such payment shall be delivered to each Seller.
                    (F) Purchaser shall pay to Sellers from time to time, in cash, 5% of the value of any cash, cash equivalents and securities received by Parent, Purchaser and their respective Affiliates from third parties (whether received by Parent, Purchaser and their respective Affiliates in cash, other property, services or otherwise) in consideration of the sale or license of any of the Compounds and Structural Analogs on terms and conditions to be mutually agreed upon between Seller and Purchaser, but in no event less frequently than once per calendar quarter and provided that one-half of each such payment shall be delivered to each Seller.
          (b) Restricted Shares; Piggyback Right. The shares comprising the Initial Stock and the Subsequent Stock shall be restricted securities as such term is defined under the Securities Act of 1933. All certificates evidencing the Initial Stock and the Subsequent Stock shall bear a restriction in substantially the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

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If, at any time, Parent proposes to file a registration statement under the Securities Act for purposes of a public offering of securities of Parent (including a registration statement covering the sale of securities by securities holders other than Sellers), it shall notify Sellers in writing (the “Parent Notice”). Each Seller shall have the right to include in any such registration statement all or any part of the Registrable Securities then held by him (the “Piggyback Right”). In order to exercise his Piggyback Right, a Seller shall give written notice to Parent (the “Piggyback Notice”) no later than 20 days following the date on which Parent gives the Parent Notice. The Piggyback Notice shall set forth the number of Registrable Securities that Seller desires to include in the registration statement.
          (c) Allocation of Purchase Price. The Purchase Price shall be allocated among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code) in accordance with Schedule 2.1(c). None of the Parties shall take a position on any Tax Return (including IRS Form 8594), before any Tax Authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other Parties to this Agreement or unless specifically required pursuant to a determination by an applicable Tax Authority. The Parties shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.
ARTICLE 3. CLOSING AND CLOSING DELIVERIES
     3.1 Closing; Time and Place. The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall occur at the offices of Parent on the date of execution of this Agreement (the “Closing Date”).
     3.2 Deliveries by Sellers. On the date hereof, Sellers are (i) taking all reasonable steps necessary to place Purchaser in control of the Purchased Assets; and (ii) delivering the following items, duly executed by Sellers as applicable, all of which shall be in a form and substance reasonably acceptable to Purchaser and Purchaser’s counsel:
          (a) General Assignment and Bill of Sale. General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit 3.2(a) (the “General Assignment and Bill of Sale”);
          (b) Intellectual Property Assignment. Any and all documents necessary to properly record the assignment to Purchaser of all of Sellers’ right, title and interest in and to the Seller Intellectual Property, including the intellectual property assignment (the “Intellectual Property Assignment”), substantially in the form of Exhibit 3.2(b) attached hereto;
          (c) Other Conveyance Instruments. Such other specific instruments of sale, transfer, conveyance and assignment as Purchaser may reasonably request;
          (d) Transferred Contracts. Originals or true and correct copies of all Transferred Contracts;
          (e) Books and Records. The Books and Records, which shall be provided in forms or formats as agreed to by Sellers and Purchaser;
          (f) Consents. All Assignment Consents, Seller Governmental Consents, and Required Seller Third Party Consents; and

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          (g) Employment Agreements. Employment agreements by and between Parent, on the one hand, and each of Hughes and Gullo, on the other hand, in form and substance acceptable to Parent and its counsel, and executed by Hughes and Gullo, as applicable.
     3.3 Deliveries by Parent and Purchaser. At the Closing, Parent and Purchaser are delivering the following items, duly executed by Parent or Purchaser as applicable, all of which shall be in a form and substance reasonably acceptable to Sellers and Sellers’ counsel.
          (a) Wire Transfer. A wire transfer for credit to Sellers’ accounts, in the aggregate amount of $250,000;
          (b) Initial Stock. The delivery to Sellers of the Initial Stock; and
          (c) Employment Agreements. Employment agreements by and between Parent, on the one hand, and each of Hughes and Gullo, on the other hand, in form and substance acceptable to Sellers and their counsel, and executed by Parent.
     3.4 Delivery by Parent, Purchaser and Sellers. Concurrently with the execution hereof, Parent, Purchaser and Sellers shall deliver such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary or appropriate to transfer the Purchased Assets in accordance with the terms hereof and consummate the Transaction, and to vest in Purchaser full, complete, absolute, legal and equitable title to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLERS
Except as specifically set forth on Schedule 4 (the “Seller Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 4), the Sellers hereby severally represent and warrant to Purchaser and Parent as follows:
     4.1 Title to Assets. Sellers have good and valid title to the Purchased Assets, free and clear of any Encumbrances other than Permitted Encumbrances.
     4.2 Patent; Seller Intellectual Property.
          (a) The Patent is owned solely by Sellers and is the only patent related to the Purchased Assets. Sellers have made available to Purchaser a copy of the Patent. There are no pending patent applications or any registered copyrights or registered trademarks related to the Purchased Assets. To Sellers’ Knowledge, there are no intellectual property rights owned or controlled by any third party related to the Purchased Assets. Sellers have received no claim of infringement of any intellectual property rights of any Person arising out of the Purchased Assets.
          (b) Sellers have not granted any Person a license that is currently in effect under the Patent for any purpose.
          (c) The Patent is not involved in any interference or opposition proceeding, and, to Sellers’ Knowledge, no such proceeding is being threatened with respect to the Patent.
          (d) Sellers have disclosed trade secrets of Sellers included in the Seller Intellectual Property only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets.

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          (e) No professional or technical employees have provided services to Sellers in connection with the Patent or the Seller Intellectual Property.
          (f) Without limiting any of the other representations set forth in this Section 4.2, to Sellers’ Knowledge, the Purchased Assets are free and clear of all claims and interests of Cetek Corporation, a Massachusetts corporation (“Cetek”), notwithstanding that Cetek may receive certain contingent payments pursuant to the terms of the Cetek Agreements. For avoidance of doubt, Sellers shall retain, and Purchaser shall not assume, the Liabilities under the Cetek Agreements, including the Liabilities for any contingent payments, and Sellers shall indemnify the Purchaser Indemnitees against Purchaser Damages arising out of, relating to or resulting from the Cetek Agreements in accordance with Article 6.
     4.3 Authority of Sellers. Each Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and to carry out the Transaction. Each Seller has taken all action required by law to be taken by him to authorize the execution and delivery of this Agreement by him and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by each Seller and, when executed and delivered by the other Parties hereto, will constitute a legal, valid and binding obligation of each Seller enforceable against him in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     4.4 Consents and Approvals.
          (a) Section 4.4(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental or regulatory authority that are required by or with respect to Sellers in connection with the execution and delivery of this Agreement by Sellers or the performance of their obligations hereunder, except for such consents, waivers, approvals, Orders or authorizations the failure to obtain which, and such registrations, declarations or filings the failure to make which, would not have a Material Adverse Effect or materially impair or delay Sellers’ ability to perform their obligations hereunder (the “Seller Governmental Consents”).
          (b) Section 4.4(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a governmental or regulatory authority) that are required by or with respect to Sellers in connection with the execution and delivery of this Agreement by Sellers or the performance of their obligations hereunder, except for such consents, waivers, approvals, or authorizations the failure to obtain which, and such notices the failure to give which, would not have a Material Adverse Effect or materially impair or delay Sellers’ ability to perform their obligations hereunder (the “Required Seller Third Party Consents”).
     4.5 Non-Contravention. The execution and delivery by Sellers of this Agreement does not, and the performance by Sellers of their obligations under this Agreement and the consummation of the Transaction will not:
          (a) to Sellers’ Knowledge, conflict with or result in a violation or breach of any term or provision of any law applicable to Sellers or the Purchased Assets; or
          (b) assuming the receipt of the Assignment Consents and Required Seller Third Party Consents, conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under any Transferred Contract.

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     4.6 Material Contracts.
          (a) Section 4.6(a) of the Seller Disclosure Schedule sets forth a complete and correct list of each Contract to which either Seller is a party and that relates to the Purchased Assets (collectively, the “Contracts”). Sellers have made available to Parent or Purchaser complete and correct copies of all Transferred Contracts identified in Section 4.6(a) of the Seller Disclosure Schedule.
          (b) Except as set forth in Section 4.6(b) of the Seller Disclosure Schedule: (i) the Contracts are the only Contracts material to the Purchased Assets; (ii) each of the Transferred Contracts is in effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms; and (iii) Sellers have performed, and to Sellers’ Knowledge, its predecessor has performed, all of their respective required material obligations under, and Sellers are not in material violation or breach of or default under, any such Transferred Contract. To Sellers’ Knowledge, the other parties to the Transferred Contracts are not in material violation or breach of or default under such Transferred Contracts.
     4.7 Compliance with Legal Requirements. To Sellers’ Knowledge, Sellers are in substantial compliance with all applicable Legal Requirements relating to the use of the Purchased Assets. Since acquiring the Purchased Assets, Sellers have not received, nor are they aware of, any written notice from any Governmental Authority alleging any failure to comply with any applicable Legal Requirement relating to the use of the Purchased Assets.
     4.8 Certain Liabilities. Sellers have no material Liabilities relating to the Purchased Assets other than Liabilities under the terms of the Contracts.
     4.9 Legal Proceedings. There is no Proceeding pending or, to Sellers’ Knowledge, threatened, against Sellers as of the date of this Agreement that involves or in any way relates to the Purchased Assets.
     4.10 Acquisition of Securities. Each Seller will acquire the Initial Stock and any Subsequent Stock for his own account and not with a view to the public distribution thereof.
     4.11 Brokers. Except as set forth in Section 4.11 of the Seller Disclosure Schedule, Sellers have no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction for which the Purchaser could become liable or obligated.
     4.12 Solvency. Sellers are not entering into this Agreement or closing the Transaction with the intent to hinder, delay or defraud any Person to which either of them is, or may become, indebted. The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets. Sellers’ assets, at a fair valuation, exceed their liabilities, and Sellers will be able after the Closing, to meet their debts as they mature and will not become insolvent as a result of the Transaction.
     4.13 Disclaimer of Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 4, Sellers make no other representations or warranties, express or implied, and Sellers hereby disclaim any such other representations or warranties, whether by Sellers, any of their agents or representatives, or by any other Person, with respect to this Agreement and the Transaction. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement or the Seller Disclosure Schedule, no representation or warranty is made, and Sellers hereby disclaim any representation or warranty with respect to, (a) any merchantability or fitness for a particular purpose as to the Purchased Assets, or (b) any data, memoranda, presentations or any other materials or information delivered, disclosed, discussed, provided or made available to Parent or Purchaser or any of their respective directors, officers, employees, agents or representatives, including, without limitation, by means of any meeting, conference or otherwise.

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ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT
Except as specifically set forth on the Schedule 5 (the “Purchaser Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the applicable Section numbers of this Agreement), Purchaser and Parent hereby represent and warrant to Sellers as follows:
     5.1 Due Organization. Purchaser and Parent are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.
     5.2 Capitalization. The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Common Stock and 50,000 shares of Parent Preferred Stock and the authorized capital stock of Purchaser consists of 1,000 shares of Purchaser Common Stock. Section 5.2 of the Purchaser Disclosure Schedule sets forth the number of shares of Parent Common Stock, Parent Preferred Stock and Purchaser Common Stock issued and outstanding. All of the outstanding shares of Parent Common Stock and Purchaser Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. No Person holds any preemptive or similar right with respect to any future issuance of Parent Common Stock or Purchaser Common Stock. Section 5.2 of the Purchaser Disclosure Schedule sets forth the number of shares of Parent Common Stock and Purchaser Common Stock reserved for future issuance pursuant to outstanding convertible securities of Parent.
     5.3 SEC Filings; Financial Statements.
          (a) Copies of all reports, registration statements, proxy statements and other documents filed by Parent with the SEC since January 1, 2003 (the “Purchaser SEC Documents”) have been made available to Sellers for their review. All reports, statements and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (b) The financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Parent as of the respective dates thereof and the consolidated results of operations and cash flows of the Parent for the periods covered thereby.
     5.4 Compliance with Legal Requirements. Each of the Parent and Purchaser is in substantial compliance with all applicable Legal Requirements.
     5.5 Legal Proceedings. Except as disclosed in the Parent SEC Documents filed with the SEC before the date of this Agreement, there is no material Proceeding pending or, to Parent’s or Purchaser’s actual knowledge, threatened, that involves either of the Parent or the Purchaser or any of the assets owned or used by either the Parent or the Purchaser.

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     5.6 Authority; Binding Nature of Agreement. Parent and Purchaser have all necessary power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder (including obligations relating to the issuance and delivery of the Initial Stock and Subsequent Stock) and thereunder; and the execution, delivery and performance by Parent and Purchaser of this Agreement have been duly authorized by all necessary action on the part of Parent and Purchaser, respectively. This Agreement constitutes the valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
     5.7 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the Transaction (including the issuance and delivery of the Initial Stock and any Subsequent Stock), will (a) conflict with or result in any violation of any provision of the certificate of incorporation, bylaws or other charter or organizational documents of either of the Parent or the Purchaser, (b) result in a breach or default by either of the Parent or the Purchaser under any material contract to which any of the Parent or the Purchaser is a party, (c) result in a violation of any applicable Legal Requirement or order to which any of the Parent or the Purchaser is subject or (d) result in the creation of an Encumbrance on any material asset of any of the Parent or the Purchaser. Neither Parent nor Purchaser will be required to obtain any Consent from any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Transaction.
     5.8 Shares. The Initial Stock and any Subsequent Stock will, when issued, be validly issued, fully paid and nonassessable. The issuance of the Initial Stock and any Subsequent Stock is and will be exempt from the registration provisions of the Securities Act and the registration and qualification provisions of all applicable state securities laws. All notices and filings required to be made under state securities laws in connection with the offer, issuance and delivery of the Initial Stock and any Subsequent Stock have been or will be given and made by Parent on a reasonably timely basis. The Parent Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted for trading on the OTCBB and neither Parent nor Purchaser has taken any action that may have the effect of terminating the registration of the Parent Common Stock under the Exchange Act or terminating the Parent Common Stock from being quoted for trading on the OTCBB.
     5.9 Brokers. Neither the Purchaser nor the Parent has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction for which the Sellers could become liable or obligated.
     5.10 Financial Ability. Parent and Purchaser have sufficient funds to pay the Purchase Price and to perform their respective obligations with respect to the Transaction.
ARTICLE 6. INDEMNIFICATION
     6.1 Survival of Representations; Indemnification by Sellers.
          (a) The representations and warranties of Sellers set forth in Sections 4.1, 4.3 and 4.4 will survive the Closing indefinitely.
          (b) All representations and warranties of Sellers set forth in this Agreement other than those contained in Sections 4.1, 4.3 and 4.4 will survive the Closing but will terminate and expire, and will cease to be of any force or effect, at 5:00 PM Eastern time on the date which is eighteen (18) months after the Closing Date and all liability of Sellers with respect to such representations and warranties will thereupon be extinguished; provided, however, that if, prior to such eighteen (18) month anniversary date, Purchaser shall have duly delivered to Sellers, in conformity with all of the applicable procedures set forth in Section 5.1(e), a Purchaser Claim Notice, then the specific claim set forth in such Purchaser Claim Notice will survive (and will not be extinguished upon) such eighteen (18) month anniversary;

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          (c) Subject to the limitations set forth in this Section 6.1 and elsewhere in this Agreement, from and after the Closing Date, each Seller, severally, shall indemnify, defend and hold harmless Purchaser, Parent and their respective Affiliates (each a “Purchaser Indemnitee”) from and against one-half of any and all Damages, whether or not involving a third-party claim, including attorneys’ fees and related defense costs and expenses (collectively, “Purchaser Damages”), arising out of, relating to or resulting from: (i) any breach of a representation or warranty of Sellers contained in this Agreement; (ii) any breach or non-performance by Sellers of any of their covenants or agreements contained in this Agreement; (iii) the Cetek Agreements; or (iv) the enforcement of this Section 6.1.
          (d) Sellers will not be required to indemnify Purchaser Indemnitee with respect to any Purchaser Damages, except to the extent that the cumulative amount of the Purchaser Damages actually incurred by Purchaser Indemnitee exceeds $50,000; and Sellers will only be required to pay, and will only be liable for, the amount by which the cumulative amount of the Purchaser Damages actually incurred by Purchaser Indemnitee exceeds $25,000;
          (e) If any Purchaser Indemnitee wishes to assert an indemnification claim against Sellers, such Purchaser Indemnitee will deliver to Sellers, as soon as reasonably practicable, a written notice (a “Purchaser Claim Notice”) setting forth:
               (i) the provision of this Agreement upon which such indemnification claim is based;
               (ii) a reasonably detailed description of the facts and circumstances giving rise to the indemnification claim; and
               (iii) a reasonably detailed description of, and a good faith estimate of the total amount of, the Purchaser Damages actually incurred or expected to be incurred by Purchaser Indemnitee in connection with such indemnification claim.
          (f) If Purchaser Indemnitee receives notice or otherwise obtains knowledge of any matter or any threatened matter that may reasonably be expected to give rise to an indemnification claim against Sellers, then Purchaser Indemnitee will deliver to Sellers a written notice describing such matter in reasonable detail as soon as reasonably practicable; provided, however, that for the sole purpose of determining whether a matter or threatened matter may give rise to an indemnification claim against Sellers within the meaning of this sentence, the limitation set forth in Section 6.1(d) will not be taken into account. Sellers will have the right, at their election and at their sole expense, to assume the defense of any such matter with their own counsel. If Sellers elects to assume the defense of any such matter, then:
               (i) Notwithstanding anything to the contrary contained in this Agreement, Sellers will not be required to pay or otherwise indemnify Purchaser Indemnitee against any attorneys’ fees or other expenses incurred on behalf of Purchaser Indemnitee in connection with such matter following Sellers’ election to assume the defense of such matter;
               (ii) Purchaser Indemnitee will make available to Sellers all books, records and other documents and materials that are under the control of Purchaser Indemnitee or any of Purchaser Indemnitee’s Affiliates, advisors or representatives and that Sellers reasonably considers necessary or desirable for the defense of such matter;
               (iii) Purchaser Indemnitee will execute such documents and take such other actions as Sellers may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such matter;

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               (iv) Purchaser Indemnitee will otherwise fully cooperate as reasonably requested by Sellers in the defense of such matter;
               (v) Purchaser Indemnitee will not admit any liability with respect to such matter; and
               (vi) Sellers will have the exclusive right to settle, adjust or compromise such matter, on such terms as Sellers may consider appropriate, with the consent of Purchaser Indemnitee (which will not be unreasonably withheld).
          (g) If Sellers elect not to assume the defense of such matter, then Purchaser Indemnitee will proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to Sellers; provided, however, that Purchaser Indemnitee will not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of Sellers (which will not be unreasonably withheld).
          (h) To the extent Sellers make or are required to make any indemnification payment to Purchaser Indemnitee, Sellers will be entitled to exercise, and will be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that Purchaser Indemnitee may have against any other Person with respect to any Purchaser Damages, circumstances or matter to which such indemnification payment is directly or indirectly related. Purchaser Indemnitee will take such actions as Sellers may reasonably request for the purpose of enabling Sellers to perfect or exercise Sellers’ right of subrogation hereunder.
          (i) The right of Purchaser Indemnitee to assert indemnification claims and receive indemnification payments pursuant to this Section 6.1 will be the sole and exclusive right and remedy exercisable by Purchaser Indemnitee with respect to any claim arising under or related to this Agreement; provided, however, that this Section 6.1(i) shall not prevent Purchaser Indemnitee from asserting a tort claim for fraud against Sellers in appropriate circumstances.
          (j) Notwithstanding anything in this Section 6.1 to the contrary: (i) the aggregate amount of Purchaser Damages recoverable pursuant to this Section 6.1 by Purchaser Indemnitees shall be limited to that portion of the Purchase Price actually received by Sellers; and (ii) Sellers shall have the right to pay all or any portion of Purchaser Damages payable to Parent or Purchaser with the Initial Stock and Subsequent Stock, in which case such Initial Stock and Subsequent Stock shall be deemed to have the same per share value as determined in accordance with Section 2.1(a)(i) and Section 2.1(a)(ii)(A), respectively.
     6.2 Survival of Representations; Indemnification by Parent and Purchaser.
          (a) The representations and warranties of Purchaser and Parent set forth in Sections 5.1, 5.2 and 5.6 will survive the Closing indefinitely.
          (b) All representations and warranties of Purchaser and Parent set forth in this Agreement other than those set forth in Sections 5.1, 5.2 and 5.6 will survive the Closing but will terminate and expire, and will cease to be of any force or effect, at 5:00 PM Eastern time on the date which is eighteen (18) months after the Closing Date and all liability of Purchaser and Parent with respect to such representations and warranties will thereupon be extinguished; provided, however, that if, prior to such eighteen (18) month anniversary date, Sellers shall have duly delivered to Purchaser and Parent, in conformity with all of the applicable procedures set forth in Section 6.2(d), a Seller Claim Notice, then the specific claim set forth in such Seller Claim Notice will survive (and will not be extinguished upon) such eighteen (18) month anniversary;

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          (c) Subject to the limitations set forth in this Section 6.2 and elsewhere in this Agreement, from and after the Closing Date, Purchaser and Parent shall jointly and severally indemnify, defend and hold harmless each Seller and his respective executors, administrators, heirs, permitted assigns, representatives and agents (each a “Seller Indemnitee”) from and against any and all Damages, whether or not involving a third-party claim, including attorneys’ fees and related defense costs and expenses (collectively, “Seller Damages”), arising out of, relating to or resulting from: (i) any breach of a representation or warranty of Parent or Purchaser contained in this Agreement; (ii) any breach or non-performance by Parent or Purchaser of any of their respective covenants or agreements contained in this Agreement; (iii) the Assumed Liabilities; (iv) the operation of the Purchased Assets after the Closing Date; (v) any Liabilities to On Assignment Staffing Services, Inc. d/b/a On Assignment Lab Support, or (vi) the enforcement of this Section 6.2.
          (d) If any Seller Indemnitee wishes to assert an indemnification claim against Purchaser or Parent, such Seller Indemnitee will deliver to Purchaser and Parent, as soon as reasonably practicable, a written notice (“Seller Claim Notice”) setting forth:
               (i) the provision of this Agreement upon which such indemnification claim is based;
               (ii) a reasonably detailed description of the facts and circumstances giving rise to the indemnification claim; and
               (iii) a reasonably detailed description of, and a good faith estimate of the total amount of, the Seller Damages actually incurred or expected to be incurred by Seller Indemnitee in connection with such indemnification claim.
          (e) If Seller Indemnitee receives notice or otherwise obtains knowledge of any matter or any threatened matter that may reasonably be expected to give rise to an indemnification claim against Purchaser or Parent, then Seller Indemnitee will deliver to Purchaser and Parent a written notice describing such matter in reasonable detail as soon as reasonably practicable. Purchaser and Parent will have the right, at their election and at their sole expense, to assume the defense of any such matter with their own counsel. If Purchaser or Parent elects to assume the defense of any such matter, then:
               (i) Notwithstanding anything to the contrary contained in this Agreement, Purchaser and Parent will not be required to pay or otherwise indemnify Seller Indemnitee against any attorneys’ fees or other expenses incurred on behalf of Seller Indemnitee in connection with such matter following Purchaser’s or Parent’s election to assume the defense of such matter;
               (ii) Seller Indemnitee will make available to Purchaser and Parent all books, records and other documents and materials that are under the control of Seller Indemnitee or any of Seller Indemnitee’s Affiliates, advisors or representatives and that Purchaser or Parent reasonably considers necessary or desirable for the defense of such matter;
               (iii) Seller Indemnitee will execute such documents and take such other actions as Purchaser or Parent may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such matter;
               (iv) Seller Indemnitee will otherwise fully cooperate as reasonably requested by Purchaser or Parent in the defense of such matter;
               (v) Seller Indemnitee will not admit any liability with respect to such matter; and

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               (vi) Purchaser and Parent will have the exclusive right to settle, adjust or compromise such matter, on such terms as Purchaser and Parent may consider appropriate, with the consent of Seller Indemnitee (which will not be unreasonably withheld).
          (f) If Purchaser or Parent elects not to assume the defense of such matter, then Seller Indemnitee will proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to Purchaser and Parent; provided, however, that Seller Indemnitee will not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of Purchaser and Parent (which will not be unreasonably withheld).
          (g) To the extent Purchaser and Parent makes or is required to make any indemnification payment to Seller Indemnitee, Purchaser and Parent will be entitled to exercise, and will be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that Seller Indemnitee may have against any other Person with respect to any Seller Damages, circumstances or matter to which such indemnification payment is directly or indirectly related. Seller Indemnitee will take such actions as Purchaser or Parent may reasonably request for the purpose of enabling Purchaser or Parent to perfect or exercise Purchaser’s or Parent’s right of subrogation hereunder.
          (h) The right of Seller Indemnitee to assert indemnification claims and receive indemnification payments pursuant to this Section 6.2 will be the sole and exclusive right and remedy exercisable by Seller Indemnitee with respect to any claim arising under or related to this Agreement; provided, however, that this Section 6.2(h) shall not prevent Seller Indemnitee from asserting a tort claim for fraud against Purchaser or Parent in appropriate circumstances.
     6.3 Mitigation. Upon any Purchaser Indemnitee or Seller Indemnitee (each an “Indemnitee”) becoming aware of any claim as to which indemnification may be sought by such Indemnitee pursuant to this Article 6, an Indemnitee shall utilize reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate the Damages related to such claim.
     6.4 Calculation of Damages.
          (a) No Party hereto will be liable to another Party hereunder for any punitive, consequential, exemplary, incidental or special damages, or for lost profits, diminution in value (including based upon a multiple of earnings or revenue, whether adjusted or unadjusted, or any similar valuation metrics), business interruption, cost of capital or loss of business reputation or opportunity, in any case relating to any claim for which such Party may be entitled to indemnification under this Agreement.
          (b) The amount of any Damage for which indemnification is provided hereunder shall be net of any amounts recovered by the Indemnitee under insurance policies or other right to indemnification or contribution from any third Person with respect to such Damages (net of any deductibles). In the event that any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third Person, the Indemnitee expressly agrees to promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such losses or claims. The Indemnitee agrees to pursue such claims diligently and to reasonably cooperate with each applicable insurance carrier and third party indemnitor or contributor. The Indemnitee shall use its best efforts to seek recoveries under insurance policies. In the event that any insurance proceeds or any indemnity, contribution or other similar payment is recovered by the Indemnitee with respect to an indemnification obligation that the Sellers, Parent or Purchaser, as applicable, (each an “Indemnitor”) previously paid to the Indemnitee, the Indemnitee will pay such recovered amount back to the Indemnitor within ten (10) days after receipt thereof by wire transfer or delivery of other immediately funds to an account designated in writing by the Indemnitor.

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          (c) The amount of any Damage for which indemnification is provided shall be reduced to take account of any Tax benefit realizable by the Indemnitee arising from the incurrence or payment of any such Damage. In computing the amount of any such Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damage.
ARTICLE 7. MISCELLANEOUS PROVISIONS
     7.1 Parent Guaranty. Notwithstanding anything to the contrary, Parent hereby absolutely and unconditionally guarantees to Sellers, the due and prompt payment of all amounts due from Purchaser to Sellers under this Agreement and the punctual performance and observation by Purchaser of all other terms and conditions to be performed and observed by Purchaser under this Agreement.
     7.2 Currency. All payments to be made pursuant to this Agreement shall be made in U.S. Dollars.
     7.3 Expenses. Each Party shall pay it own costs and expenses in connection with this Agreement and the Transaction (including the fees and expenses of its advisers, accountants and legal counsel).
     7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
     if to Parent, to:
Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attn: Stephen M. Elliston
Facsimile No.: (914) 376-7368
Telephone No.: (914) 376-7383
     if to Purchaser, to:
Triad Biotherapeutics, Inc.
200 Corporate Boulevard South
Yonkers, New York 10701
Attn: Stephen M. Elliston
Facsimile No.: (914) 376-7368
Telephone No.: (914) 376-7383
     with a copy to:
Berman Rennert Vogel & Mandler, P.A.
100 S.E. 2nd Street, Suite 2900
Miami, Florida 33131
Attn: Charles J. Rennert
Facsimile No.: (305) 373-6036
Telephone No.: (305) 577-4171
     if to Sellers, to:
Vincent P. Gullo
33 Darren Drive
Basking Ridge, NJ 07920
Facsimile No.: (973) 795-2292
Telephone No.: (732) 563-4267

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     and
     Dallas E. Hughes
22 Field Pond Road
Milford, MA 01757
Facsimile No.: N/A
Telephone No.: (508) 473-4842
     with a copy to:
Pepper Hamilton
Suite 400
301 Carnegie Center
Princeton, NJ 08543-5276
Attn: Donald Readlinger
Facsimile No.: (609) 452.1147
Telephone No.: (609) 951.4164
     7.5 Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.”
     7.6 Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts and delivered by facsimile or other similar electronic means (such as an e-mail exchange of .pdf, .tif or similar files), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
     7.7 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Appendices, Exhibits, the Seller Disclosure Schedule and the Purchaser Disclosure Schedule, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, (b) are not intended to confer upon any other Person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.
     7.8 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
     7.9 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to such state’s principles of conflicts of law. Each of the Parties hereto irrevocably consents to the jurisdiction of any federal or state court located within the State of New York or Commonwealth of Massachusetts in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION.

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     7.10 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
     7.11 Incorporation of Appendices, Exhibits and Schedules. The Appendices, Exhibits, Disclosure Schedules and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
     7.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns, executors, administrators, heirs and legal representatives.
     7.13 Further Assurances. Each Party agrees (a) to furnish upon request to each other Party such further information, (b) to execute and deliver to each other Party such other documents, and (c) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction.
(a) [Signatures Follow On a Separate Page]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its respective officer(s) thereunto duly authorized or by his hand all as of the date first written above.

“Purchaser” TRIAD BIOTHERAPEUTICS, INC.
By:	/s/ Stephen M. Elliston
	Name:	Stephen M. Elliston
	Title:	President

“Parent” ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Stephen M. Elliston
	Name:	Stephen M. Elliston
	Title:	President

“Sellers” Vincent P. Gullo, individually
By:	/s/ Vincent P. Gullo

Dallas E. Hughes, individually
By:	/s/ Dallas E. Hughes

(b)
[Signature Page To Asset Purchase Agreement]

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APPENDIX A
CERTAIN DEFINITIONS
“Affiliate” shall mean, with respect to any Person, any entity which controls, or is controlled by, or is under common control with such Person.
“AFP Technology” shall have the meaning specified in Section 1.1(d).
“Agreement” shall mean the Asset Purchase Agreement to which this Appendix A is attached (including the Seller Disclosure Schedule and all other appendices and schedules attached hereto), as it may be amended from time to time.
“Assignment Consent” shall have the meaning specified in Section 1.3(a).
“Assumed Liabilities” shall have the meaning specified in Section 1.2.
“Books and Records” shall have the meaning specified in Section 1.1(f).
“Cetek Agreements” means that certain agreement dated April 2, 2007, between Cetek Corporation and Sellers, regarding “Purchase of Cetek Assets related to Sanglifehrin, Proteasome and EG5 projects,” and that certain agreement dated April 6, 2007, between Cetek Corporation and Sellers, regarding “Purchase of Cetek Assets,” as amended by that certain “Amendment to Agreements Dated April 2, 2007 and April 6, 2007.”
“Closing Date” shall have the meaning specified in Section 3.1.
“Closing Thirty-Day Average Stock Price” means the average of the closing sale prices of a share of Parent Common Stock as reported on the OTCBB for the period of thirty consecutive trading days ending on the trading day immediately preceding (i) the Closing Date in the case of the Initial Stock and (ii) the Milestone Date in the event of the Subsequent Stock.
“Closing” shall have the meaning specified in Section 3.1.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Compounds” shall have the meaning specified in Section 1.1(a).
“Confidentiality Agreement” shall mean that certain Mutual Confidentiality Agreement dated April 18, 2007, among Parent, Sellers and Yuriy Dunayevskiy.
“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).
“Contracts” shall have the meaning specified in Section 4.6(a).
“Damages” shall mean any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, fee (including any legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.
“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, lease, license, option, right of first refusal, preemptive right, defect of title, imperfection of title, or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“Extracts” shall have the meaning specified in Section 1.1(b).
“FDA” means the United States Food and Drug Administration.

“General Assignment and Bill of Sale” shall have the meaning specified in Section 3.2(a).
“Gullo” shall have the meaning specified in the preamble.
“Hughes” shall have the meaning specified in the preamble.
“IND” shall mean Investigational New Drug Application.
“Indemnitee” shall have the meaning specified in Section 6.3.
“Indemnitor” shall have the meaning specified in Section 6.4(b).
“Initial Stock” shall have the meaning specified in Section 2.1(a)(i).
“Intellectual Property Assignment” shall have the meaning specified in Section 3.2(b).
“IRS” means the Internal Revenue Service.
“Knowledge” means the actual knowledge of Hughes and Gullo.
“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, resolution, ordinance, code, treaty, rule, regulation, Order or permit, issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“Material Adverse Effect” means, with respect to Sellers, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise) of the Purchased Assets or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent Sellers from performing their obligations under this Agreement.
“Milestone Date” shall have the meaning specified in Section 2.1(a)(ii)(A).
“Non-Assignable Asset” shall have the meaning specified in Section 1.3(a).
“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.
“OTCBB” shall mean the Over the Counter Bulletin Board.
“Parent Common Stock” shall mean shares of Common Stock, par value $.00001 per share of Parent.
“Parent Notice” shall have the meaning specified in Section 2.1(b).
“Parent Preferred Stock” shall mean shares of Preferred Stock common, par value $.00001 per share of Parent.
“Parent” shall have the meaning specified in preamble.
“Party” or “Parties” shall have the meaning specified in preamble.
“Patent” shall have the meaning specified in Section 1.1(g).

“Permitted Encumbrances” means (a) Encumbrances described in the Contracts, (b) liens for Taxes not yet due and payable, (c) such imperfections of title as do not materially detract from the value or otherwise interfere with the use of any of the Purchased Assets, (d) Encumbrances arising from the actions of Parent, Purchaser or any of their respective Affiliates, and (e) Encumbrances that, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect.
“Person” shall mean any individual or entity (including any Governmental Authority).
“Piggyback Notice” shall have the meaning specified in Section 2.1(b).
“Piggyback Right” shall have the meaning specified in Section 2.1(b).
“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.
“Purchase Price” shall have the meaning specified in Section 2.1(a).
“Purchased Assets” shall have the meaning specified in Section 1.1.
“Purchaser Claim Notice” shall have the meaning specified in Section 6.1(e).
“Purchaser Common Stock” shall mean shares of Common Stock, par value $.00001 per share of Parent.
“Purchaser Damages” shall have the meaning specified in Section 6.1(c).
“Purchaser Disclosure Schedule” shall have the meaning specified in Article 5.
“Purchaser Indemnitee” shall have the meaning specified in Section 6.1(c).
“Purchaser SEC Documents” shall have the meaning specified in Section 5.3(a).
“Purchaser” shall have the meaning specified in preamble.
“Registrable Securities” means (i) any shares of Initial Stock and Subsequent Stock, and (ii) any securities issued or received in respect of, or in exchange or in substitution for any shares of Initial Stock and Subsequent Stock, including, but not limited to, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation, sale or transfer of assets or other exchange of securities, except, in the case of either (i) or (ii), to the extent previously registered under the Securities Act.
“Required Seller Third Party Consents” shall have the meaning specified in Section 4.4(b).
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Seller Claim Notice” shall have the meaning specified in Section 6.2(d).
“Seller Damages” shall have the meaning specified in Section 6.2(c).
“Seller Disclosure Schedule” shall have the meaning specified in Article 4.
“Seller Governmental Consents” shall have the meaning specified in Section 4.4(a).
“Seller Indemnitee” shall have the meaning specified in Section 6.2(c).
“Seller Intellectual Property” shall mean all of the following, in each case to the extent related to the Purchased Assets and owned or licensed by Sellers: (a) patents, patent applications and patent disclosures; (b) trademarks, service marks, trade names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing), together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; and (e) trade secrets, know-how and inventions.
“Seller” or “Sellers” shall have the meaning specified in preamble.
“Strains” shall have the meaning specified in Section 1.1(c).
“Structural Analog” shall have the meaning specified in Section 2.1(a)(ii)(A).
“Subsequent Stock” shall have the meaning specified in Section 2.1(a)(ii)(A).
“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).
“Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.
“Tax” (and, with correlative meaning, “Taxes”) means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.
“Transaction” shall mean, collectively, the transactions contemplated by this Agreement.
“Transferred Contracts” shall have the meaning specified in Section 1.1(e).

EXHIBIT 10.1
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered as of December 3, 2007 between Advanced Viral Research Corp., a Delaware corporation (“Employer”), and Vincent P. Gullo, an individual (“Employee”).
R E C I T A L S
     WHEREAS, Employer and Employee desire to enter into this Agreement to memorialize the employment relationship between Employer and Employee.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
1. TERM. This Agreement shall be for an initial term of one (1) year, commencing as of December 3, 2007 (the “Effective Date”) and ending on December 2, 2008, unless terminated earlier as provided herein (the “Initial Term”), and thereafter will govern Employee’s continued employment by Employer until that employment ceases (such period of Employee’s employment is herein referred to as the “Term”).
2. DUTIES.
     2.1. In General. Upon the terms and subject to the conditions of this Agreement, Employer hereby employs Employee and Employee hereby accepts such employment with Employer for the term of this Agreement as Chief Scientific Officer of Employer. Employee shall have the following duties: (i) development of Employer’s scientific and intellectual property assets, including the chemical compounds identified as CTK000147, CTK000168 and AVR118, as well as other similar projects in which Employer may have an interest from time to time; and (ii) such other services commensurate with Employee’s position as the President of Employer, in his discretion, shall reasonably request from time to time in connection with the Employer’s business and communicated to Employee (the “Duties”). During the term of this Agreement and subject to Section 2.3 below, Employee shall devote substantially all of his attention, skill and efforts during normal business hours to the faithful performance of the Duties.
     2.2. Place of Performance. So long as Employer has offices/laboratory space in central New Jersey, the Duties shall be performed in central New Jersey, except for such travel in the ordinary course of Employer’s business as may from time to time be reasonably required. If Employer does not have offices/laboratory space in central New Jersey, the Duties shall be performed in Yonkers, New York, except for such travel in the ordinary course of Employer’s business as may from time to time be reasonably required.
     2.3. Other Activities. Employee shall not, without the approval of the President of Employer, render services of a business nature to any other person or entity, if such activities would interfere with the performance of Employee’s Duties as required under this Agreement or otherwise prevent Employee from devoting substantially all of his attention, skill and efforts during normal business hours to the performance of Employee’s Duties as required under this Agreement. Subject to the foregoing limitations, the following activities shall be deemed to be permissible: (i) owning or managing real or personal property owned by Employee or his family members; (ii) owning or managing any business which does not compete, directly or indirectly, with the Business (as defined below); and (iii) holding directorships or similar positions in any organization which are approved by the Board of Directors of Employer (the “Board”). “Business” shall mean any business that is developing, manufacturing and/or distributing pharmaceutical products which exhibit substantially similar biological mechanisms of action as Employer’s products in the clinical indications pursued by Employer.

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3. COMPENSATION AND OTHER BENEFITS.
     3.1. Compensation and Employee Benefit Plans. For all services rendered by Employee in any capacity during his employment under this Agreement (including any renewals hereof), Employer shall pay to Employee as compensation the sum of the amounts set forth in the following subparagraphs (a) and (b).
          (a) Base Salary. Commencing upon the Effective Date, Employee shall be paid the sum of Two Hundred Twenty Thousand Dollars ($220,000) on an annualized basis (the “Base Salary”), which amount shall be paid in accordance with Employer’s customary payroll practices. The Base Salary shall be reviewed on an annual basis by the Board and may be increased from time to time by the Board.
          (b) Benefit Plans. During the term of Employee’s employment with Employer, Employee shall be entitled to participate in all cash and non-cash incentive compensation, bonus, equity, savings and retirement plans, practices, policies and programs applicable generally to other executives of Employer, and Employee shall be eligible for participation in and shall receive all benefits under, welfare benefit plans, practices, policies and programs applicable generally to other executives of Employer, including but not limited to comprehensive medical and dental coverage, disability and basic and supplemental life insurance.
     3.2. Business Expenses. Employee shall be reimbursed for reasonable expenses related to maintenance of professional licenses, membership in professional societies, reasonable entertainment, travel, and similar items, in each case, subject to Employer’s prior written approval in accordance with Employer’s policies, practices and procedures.
     3.3. Vacation. Employee will be entitled to three (3) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full.
4. TERMINATION OF EMPLOYMENT.
     4.1. Termination by Employer for Cause. Employer may terminate Employee for “Cause” at any time upon notice to Employee. As used herein, the term “Cause” shall mean:
          (a) Employee’s material breach of any provision of this Agreement; provided, however, that in the event Employer believes that this Agreement has been breached, it shall provide Employee with written notice of such breach and provide Employee with a thirty (30) day period in which to cure or remedy such breach. For the avoidance of doubt, it shall constitute a material breach of this Agreement if Employee fails to perform his Duties hereunder by way of intentional neglect or chronic absenteeism (excluding Disability);
          (b) The commission by Employee of a crime, or an act of fraud or dishonesty against Employer, its subsidiaries or affiliates; or
          (c) The use by Employee of an illegal substance, including, but not limited to, marijuana, cocaine, heroin, and all other illegal substances, and/or the dependence by Employee upon the use of alcohol, which, in any case, in the opinion of both Employee’s family physician and a physician chosen by Employer, materially impairs Employee’s ability to perform his Duties hereunder, which dependence is not cured or rehabilitated, as determined by Employee’s physician, within three (3) months of receipt of written notice from Employer to Employee.

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     4.2. Termination Upon Death or Disability. This Agreement shall terminate upon the death or the Disability (as defined below) of Employee. Employee or his heirs or estate (as the case may be) shall be entitled to the compensation provided for with respect to a termination by death or Disability in this Agreement. As used in this Agreement, the term “Disability” means (A) Employee’s incapacity due to a permanent mental or physical illness that prevents Employee from performing his duties hereunder for 26 consecutive weeks or (B) a physical condition that renders the performance by Employee of his duties hereunder a serious threat to the health and well being of Employee. Disability shall be determined by a physician selected by Employee (or his legal representative) and reasonably acceptable to Employer.
     4.3. Payments Upon Termination. If Employee’s employment is terminated pursuant to Sections 4.1 or 4.2 hereof, then Employee shall be entitled to: (1) the Base Salary pursuant to Section 3.1(a) earned through the date of termination; and (2) all applicable reimbursements from Employer due under Section 3.2 hereof.
     4.4. Termination without Cause or Resignation for Good Reason. If Employer terminates Employee without Cause or Employee resigns for “Good Reason” (as defined below) at any time, Employee shall be entitled to:
          (a) the Base Salary pursuant to Section 3.1(a) earned through the date of termination or resignation;
          (b) payment for all unused vacation and personal days accrued through the date of termination or resignation;
          (c) all applicable reimbursements from Employer due under Section 3.2 hereof;
          (d) monthly severance payments equal to one-twelfth of the Base Salary as of the date of such termination or resignation through the scheduled expiration of the Initial Term; and
          (e) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Employee (and, to the extent covered immediately prior to the date of Employee’s termination, his spouse and dependents) the scheduled expiration of the Initial Term.
“Good Reason” shall mean any of the following, without Employee’s prior consent: (i) a material, adverse change in title, authority or duties (including the assignment of duties materially inconsistent with the executive’s position), (ii) a reduction in Base Salary, or (iii) a relocation of Employee’s principal worksite more than 50 miles.
     4.5. Termination of Obligations. Upon the resignation of Employee or termination of Employee’s employment in accordance with the provisions of this Section 4, all obligations of Employee and Employer hereunder shall be terminated except as otherwise provided herein.
     4.6. Resignation. Any termination of employment under this Agreement, whether or not voluntary, will automatically constitute a resignation of Employee as an officer of Employer and all subsidiaries of Employer, and if requested to do so by Employer’s Board of Directors, Employee shall resign as a member of the Board of Directors of Employer and all subsidiaries of Employer; provided, however, that Employee shall execute such resignation documents as Employer may reasonably request in order to evidence such resignation and this provision shall survive the termination of this Agreement.

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5. NON-COMPETITION.
     5.1. Definitions. For purposes of this Section 5:
          (a) “Employer” shall mean Advanced Viral Research Corp. and any of its subsidiaries.
          (b) “Confidential Information” shall mean proprietary or confidential information or knowledge of Employer, including without limitation, any financial information, marketing plans, strategies, trade secrets, data, know-how, processes, techniques and other proprietary information of Employer or its subsidiaries. The term “Confidential Information” does not include information (including office practices and procedures) that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which Employer operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee or any agent or other representative thereof.
          (c) “Inventions” shall mean any and all ideas, concepts, discoveries, inventions, developments, improvements, trade secrets, technical data, know-how or other materials conceived, devised, invented, developed or reduced to practice or tangible medium by Employee: (i) during the term of this Agreement; (ii) that are related to and used in connection with the business of Employer or its affiliates; and (iii) that are a result of Duties assigned to Employee by Employer.
          (d) “Restricted Period” shall mean the period commencing on the date of Employee’s employment with Employer and ending two (2) years after the termination thereof.
     5.2. Confidential Information. During and for a period of five (5) years after the term of the Agreement, Employee shall not directly or indirectly, divulge, furnish or make accessible to any party not authorized by Employer to receive it, any of the Confidential Information, other than in the course of performing his duties hereunder and in accordance with Employer’s policies and regulations, as established from time to time, for the protection of the Employer’s Confidential Information. Notwithstanding the foregoing, Employee shall not have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, Employee shall provide Employer with reasonable notice of such requirement so that Employer may seek an appropriate protective order and Employee shall reasonably cooperate with Employer’s efforts to seek such a protective order. Upon termination of employment, all tangible evidence of such Confidential Information in the possession of Employee shall be returned to Employer, and Employee shall not make or retain any copies or excerpts thereof, except that Employee may retain copies of all materials that may be of a personal nature to Employee. Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than Employer or its subsidiaries.
     5.3. Non-Solicitation. During the Restricted Period, Employee shall not influence or attempt to influence customers of Employer or any of its present or future subsidiaries either directly or indirectly, to divert their business from Employer to any individual, partnership, firm, corporation, or other entity that is in competition with the business of Employer or any subsidiary of Employer at any time during the Restricted Period. During the Restricted Period, Employee shall not directly or indirectly solicit any of Employer’s employees or independent contractors to work for (as an employee or independent contractor) any business, individual, partnership, firm, corporation, or other entity in competition with the business of Employer or any subsidiary of Employer at any time during the Non-Solicitation Period.

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     5.4. Patents/Assignment and Transfer of Inventions. Employee shall disclose, assign and transfer to the Company any and all Inventions. Employee shall assign any and all right, title, or interest that Employee may have in such Inventions under patent law to the Employer and Employer will be entitled to obtain and hold in its own name all patents with respect to such Inventions. Employee also agrees to execute such documents and perform such activities as the Employer may reasonably request to obtain such patents and to assist the Employer, as reasonably requested by the Board in defending its patents.
     5.5. Remedies. In the event of an actual or threatened breach by the Employee of this Section 5, including any subparagraph hereof, Employer shall be entitled to an injunction restraining Employee from its prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise), that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing contained herein shall be construed as prohibiting Employer or any third party from pursuing any of the remedies available to it for such breach or threatened breach, including recovery of damages from Employee. In any action or proceeding to enforce the provisions of this Section 5, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding, including, without limitation, all court costs and filing fees and all reasonable attorneys’ fees, incurred either at the trial level or at the appellate level. If Employee shall be in violation of any of the restrictive covenants contained in this Agreement, then the time limitation otherwise applicable to such restrictive covenant shall be extended for a period of time equal to the period of time during which the Employee has acted in violation of such restrictive covenants. The existence of any claim or cause of action by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenant, but shall be litigated separately.
6. NOTICES. Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes if written and if (a) delivered personally or by courier or delivery service, at the time of such delivery; or (b) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, at such time that the intended recipient or its agent signs or executes the receipt:

If to Employer:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attn: Chairman of the Board
Tel: 914-376-7383

If to Employee:	Vincent P. Gullo
33 Darren Drive
Basking Ridge, NJ 07920
Tel: 732-563-4267
Any party may change the address to which notices are to be mailed by giving written notice as provided herein to the other party. Commencing immediately after the receipt of such notice, such newly designated address shall be such person’s address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

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7. MISCELLANEOUS.
     7.1. Governing Law. This Agreement shall be construed pursuant to the laws of the State of New York, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of New York without regard to any conflict or choice of law issues.
     7.2. Gender and Number. Whenever appropriate, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.
     7.3. Certain Words. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Agreement and not to any particular section, provision or paragraph unless so required by the context.
     7.4. Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Agreement or of any provision hereof.
     7.5. Counterparts. This Agreement may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     7.6. Severability. The invalidity or unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Agreement.
     7.7. Entire Agreement. This Agreement (and all other documents executed simultaneously herewith or pursuant hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Agreement shall be solely determinative of the subject matter hereof.
     7.8. Restrictive Covenant. In the event the non-solicitation clause or any other restrictive covenant of this Agreement shall be deemed unenforceable, invalid or overbroad in whole or in part for any reason, then any arbitration panel or court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision(s) to provide for the maximum competitive restraints upon Employee’s activities (in time and geographic area), which may then be legal and valid.
     7.9. Waiver. Either Employer or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which it or he may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any other condition or of any breach of any other terms, covenants, representations or warranties contained in this Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.
     7.10. Attorneys’ Fees. In the event that either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party in any arbitration or court action shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorneys’ fees (whether in the arbitration or in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by him or it in connection therewith. The parties hereby expressly confer on the arbitrator the right to award costs and attorneys’ fees in the arbitration.

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     7.11. Dispute Resolution. Except for any dispute or controversy in which Employer is seeking injunctive relief pursuant to Section 5, Employee and Employer shall settle by arbitration any dispute or controversy arising in connection with this Agreement, whether or not such dispute involves a plan subject to the Employee Retirement Income Security Act of 1974, as amended. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association before a panel of three arbitrators sitting in New York City, New York or such other location as shall be mutually agreed by the parties. The award of the arbitrators shall be final and nonappealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. The arbitrators shall have authority to award all remedies available under law. The arbitrators shall assess arbitration fees and expenses against the parties in their discretion. EMPLOYEE ACKNOWLEDGES THAT BY SIGNING THIS AGREEMENT, EMPLOYEE IS WAIVING ANY RIGHT THAT EMPLOYEE MAY HAVE TO A JURY TRIAL OR, OTHER THAN AS PROVIDED BY SECTION 5, A TRIAL BEFORE A JUDGE IN CONNECTION WITH, OR RELATING TO, A CLAIM.
     7.12. Venue. Any litigation arising hereunder shall be instituted only in New York City, New York, the place where this Agreement was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.
     7.13. Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. Additionally, covenants in this Agreement which are for the benefit of Employer also shall run in favor of Employer’s subsidiaries. This Agreement shall not be assignable by Employer or Employee. The services of Employee are personal and his obligations may not be delegated by his except as otherwise provided herein.
     7.14. Amendment. This Agreement may not be amended, modified, superseded, canceled, or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by Employer and Employee or, in the case of a waiver, by the party to be charged with such waiver.
     7.15. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than Employer and Employee and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
     7.16. Indemnification. To the fullest extent permitted by law and Employer’s certificate of incorporation and by-laws, Employer shall promptly indemnify Employee for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys’ fees)) incurred or paid by the Employee in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Employee of services for (or acting as a fiduciary of any Employee benefit plans, programs or arrangements of) Employer or any of its subsidiaries or affiliates, including as a director, officer or employee of Employer or any such subsidiary or affiliate. Employer also agrees to maintain a directors’ and officers’ liability insurance policy covering Employee to the extent Employer provides such coverage for its other executive officers.
     7.17. Tax Withholding. All payments to the Employee under this Agreement will be subject to the withholding of all applicable employment and income taxes.
[Signatures on next page]

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     IN WITNESS WHEREOF, Employer and Employee have caused this Agreement to be executed on the day and year first above written.

EMPLOYER: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Stephen M. Elliston
	Name:	Stephen M. Elliston
	Title:	President

EMPLOYEE:
/s/ Vincent P. Gullo

[Signature Page to Gullo Employment Agreement]

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EXHIBIT 10.2
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered as of December 3, 2007 between Advanced Viral Research Corp., a Delaware corporation (“Employer”), and Dallas E. Hughes, an individual (“Employee”).
R E C I T A L S
     WHEREAS, Employer and Employee desire to enter into this Agreement to memorialize the employment relationship between Employer and Employee.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
1. TERM. This Agreement shall be for an initial term of one (1) year, commencing as of December 3, 2007 (the “Effective Date”) and ending on December 2, 2008, unless terminated earlier as provided herein (the “Initial Term”), and thereafter will govern Employee’s continued employment by Employer until that employment ceases (such period of Employee’s employment is herein referred to as the “Term”).
2. DUTIES.
     2.1. In General. Upon the terms and subject to the conditions of this Agreement, Employer hereby employs Employee and Employee hereby accepts such employment with Employer for the term of this Agreement as Vice President Research of Employer. Employee shall have the following duties: (i) development of Employer’s scientific and intellectual property assets, including the chemical compounds identified as CTK000147, CTK000168 and AVR118, as well as other similar projects in which Employer may have an interest from time to time; and (ii) such other services commensurate with Employee’s position as the President of Employer, in his discretion, shall reasonably request from time to time in connection with the Employer’s business and communicated to Employee (the “Duties”). During the term of this Agreement and subject to Section 2.3 below, Employee shall devote substantially all of his attention, skill and efforts during normal business hours to the faithful performance of the Duties.
     2.2. Place of Performance. So long as Employer has offices/laboratory space in Boston, Massachusetts, the Duties shall be performed in Boston, Massachusetts, except for such travel in the ordinary course of Employer’s business as may from time to time be reasonably required. If Employer does not have offices/laboratory space in Boston, Massachusetts, the Duties shall be performed in Yonkers, New York, except for such travel in the ordinary course of Employer’s business as may from time to time be reasonably required.
     2.3. Other Activities. Employee shall not, without the approval of the President of Employer, render services of a business nature to any other person or entity, if such activities would interfere with the performance of Employee’s Duties as required under this Agreement or otherwise prevent Employee from devoting substantially all of his attention, skill and efforts during normal business hours to the performance of Employee’s Duties as required under this Agreement. Subject to the foregoing limitations, the following activities shall be deemed to be permissible: (i) owning or managing real or personal property owned by Employee or his family members; (ii) owning or managing any business which does not compete, directly or indirectly, with the Business (as defined below); and (iii) holding directorships or similar positions in any organization which are approved by the Board of Directors of Employer (the “Board”). “Business” shall mean any business that is developing, manufacturing and/or distributing pharmaceutical products which exhibit substantially similar biological mechanisms of action as Employer’s products in the clinical indications pursued by Employer.

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3. COMPENSATION AND OTHER BENEFITS.
     3.1. Compensation and Employee Benefit Plans. For all services rendered by Employee in any capacity during his employment under this Agreement (including any renewals hereof), Employer shall pay to Employee as compensation the sum of the amounts set forth in the following subparagraphs (a) and (b).
          (a) Base Salary. Commencing upon the Effective Date, Employee shall be paid the sum of Two Hundred Thousand Dollars ($200,000) on an annualized basis (the “Base Salary”), which amount shall be paid in accordance with Employer’s customary payroll practices. The Base Salary shall be reviewed on an annual basis by the Board and may be increased from time to time by the Board.
          (b) Benefit Plans. During the term of Employee’s employment with Employer, Employee shall be entitled to participate in all cash and non-cash incentive compensation, bonus, equity, savings and retirement plans, practices, policies and programs applicable generally to other executives of Employer, and Employee shall be eligible for participation in and shall receive all benefits under, welfare benefit plans, practices, policies and programs applicable generally to other executives of Employer, including but not limited to comprehensive medical and dental coverage, disability and basic and supplemental life insurance.
     3.2. Business Expenses. Employee shall be reimbursed for reasonable expenses related to maintenance of professional licenses, membership in professional societies, reasonable entertainment, travel, and similar items, in each case, subject to Employer’s prior written approval in accordance with Employer’s policies, practices and procedures.
     3.3. Vacation. Employee will be entitled to three (3) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full.
4. TERMINATION OF EMPLOYMENT.
     4.1. Termination by Employer for Cause. Employer may terminate Employee for “Cause” at any time upon notice to Employee. As used herein, the term “Cause” shall mean:
          (a) Employee’s material breach of any provision of this Agreement; provided, however, that in the event Employer believes that this Agreement has been breached, it shall provide Employee with written notice of such breach and provide Employee with a thirty (30) day period in which to cure or remedy such breach. For the avoidance of doubt, it shall constitute a material breach of this Agreement if Employee fails to perform his Duties hereunder by way of intentional neglect or chronic absenteeism (excluding Disability);
          (b) The commission by Employee of a crime, or an act of fraud or dishonesty against Employer, its subsidiaries or affiliates; or
          (c) The use by Employee of an illegal substance, including, but not limited to, marijuana, cocaine, heroin, and all other illegal substances, and/or the dependence by Employee upon the use of alcohol, which, in any case, in the opinion of both Employee’s family physician and a physician chosen by Employer, materially impairs Employee’s ability to perform his Duties hereunder, which dependence is not cured or rehabilitated, as determined by Employee’s physician, within three (3) months of receipt of written notice from Employer to Employee.

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     4.2. Termination Upon Death or Disability. This Agreement shall terminate upon the death or the Disability (as defined below) of Employee. Employee or his heirs or estate (as the case may be) shall be entitled to the compensation provided for with respect to a termination by death or Disability in this Agreement. As used in this Agreement, the term “Disability” means (A) Employee’s incapacity due to a permanent mental or physical illness that prevents Employee from performing his duties hereunder for 26 consecutive weeks or (B) a physical condition that renders the performance by Employee of his duties hereunder a serious threat to the health and well being of Employee. Disability shall be determined by a physician selected by Employee (or his legal representative) and reasonably acceptable to Employer.
     4.3. Payments Upon Termination. If Employee’s employment is terminated pursuant to Sections 4.1 or 4.2 hereof, then Employee shall be entitled to: (1) the Base Salary pursuant to Section 3.1(a) earned through the date of termination; and (2) all applicable reimbursements from Employer due under Section 3.2 hereof.
     4.4. Termination without Cause or Resignation for Good Reason. If Employer terminates Employee without Cause or Employee resigns for “Good Reason” (as defined below) at any time, Employee shall be entitled to:
          (a) the Base Salary pursuant to Section 3.1(a) earned through the date of termination or resignation;
          (b) payment for all unused vacation and personal days accrued through the date of termination or resignation;
          (c) all applicable reimbursements from Employer due under Section 3.2 hereof;
          (d) monthly severance payments equal to one-twelfth of the Base Salary as of the date of such termination or resignation through the scheduled expiration of the Initial Term; and
          (e) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Employee (and, to the extent covered immediately prior to the date of Employee’s termination, his spouse and dependents) the scheduled expiration of the Initial Term.
“Good Reason” shall mean any of the following, without Employee’s prior consent: (i) a material, adverse change in title, authority or duties (including the assignment of duties materially inconsistent with the executive’s position), (ii) a reduction in Base Salary, or (iii) a relocation of Employee’s principal worksite more than 50 miles.
     4.5. Termination of Obligations. Upon the resignation of Employee or termination of Employee’s employment in accordance with the provisions of this Section 4, all obligations of Employee and Employer hereunder shall be terminated except as otherwise provided herein.
     4.6. Resignation. Any termination of employment under this Agreement, whether or not voluntary, will automatically constitute a resignation of Employee as an officer of Employer and all subsidiaries of Employer, and if requested to do so by Employer’s Board of Directors, Employee shall resign as a member of the Board of Directors of Employer and all subsidiaries of Employer; provided, however, that Employee shall execute such resignation documents as Employer may reasonably request in order to evidence such resignation and this provision shall survive the termination of this Agreement.

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5. NON-COMPETITION.
     5.1. Definitions. For purposes of this Section 5:
          (a) “Employer” shall mean Advanced Viral Research Corp. and any of its subsidiaries.
          (b) “Confidential Information” shall mean proprietary or confidential information or knowledge of Employer, including without limitation, any financial information, marketing plans, strategies, trade secrets, data, know-how, processes, techniques and other proprietary information of Employer or its subsidiaries. The term “Confidential Information” does not include information (including office practices and procedures) that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which Employer operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee or any agent or other representative thereof.
          (c) “Inventions” shall mean any and all ideas, concepts, discoveries, inventions, developments, improvements, trade secrets, technical data, know-how or other materials conceived, devised, invented, developed or reduced to practice or tangible medium by Employee: (i) during the term of this Agreement; (ii) that are related to and used in connection with the business of Employer or its affiliates; and (iii) that are a result of Duties assigned to Employee by Employer.
          (d) “Restricted Period” shall mean the period commencing on the date of Employee’s employment with Employer and ending two (2) years after the termination thereof.
     5.2. Confidential Information. During and for a period of five (5) years after the term of the Agreement, Employee shall not directly or indirectly, divulge, furnish or make accessible to any party not authorized by Employer to receive it, any of the Confidential Information, other than in the course of performing his duties hereunder and in accordance with Employer’s policies and regulations, as established from time to time, for the protection of the Employer’s Confidential Information. Notwithstanding the foregoing, Employee shall not have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, Employee shall provide Employer with reasonable notice of such requirement so that Employer may seek an appropriate protective order and Employee shall reasonably cooperate with Employer’s efforts to seek such a protective order. Upon termination of employment, all tangible evidence of such Confidential Information in the possession of Employee shall be returned to Employer, and Employee shall not make or retain any copies or excerpts thereof, except that Employee may retain copies of all materials that may be of a personal nature to Employee. Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than Employer or its subsidiaries.
     5.3. Non-Solicitation. During the Restricted Period, Employee shall not influence or attempt to influence customers of Employer or any of its present or future subsidiaries either directly or indirectly, to divert their business from Employer to any individual, partnership, firm, corporation, or other entity that is in competition with the business of Employer or any subsidiary of Employer at any time during the Restricted Period. During the Restricted Period, Employee shall not directly or indirectly solicit any of Employer’s employees or independent contractors to work for (as an employee or independent contractor) any business, individual, partnership, firm, corporation, or other entity in competition with the business of Employer or any subsidiary of Employer at any time during the Non-Solicitation Period.

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     5.4. Patents/Assignment and Transfer of Inventions. Employee shall disclose, assign and transfer to the Company any and all Inventions. Employee shall assign any and all right, title, or interest that Employee may have in such Inventions under patent law to the Employer and Employer will be entitled to obtain and hold in its own name all patents with respect to such Inventions. Employee also agrees to execute such documents and perform such activities as the Employer may reasonably request to obtain such patents and to assist the Employer, as reasonably requested by the Board in defending its patents.
     5.5. Remedies. In the event of an actual or threatened breach by the Employee of this Section 5, including any subparagraph hereof, Employer shall be entitled to an injunction restraining Employee from its prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise), that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing contained herein shall be construed as prohibiting Employer or any third party from pursuing any of the remedies available to it for such breach or threatened breach, including recovery of damages from Employee. In any action or proceeding to enforce the provisions of this Section 5, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding, including, without limitation, all court costs and filing fees and all reasonable attorneys’ fees, incurred either at the trial level or at the appellate level. If Employee shall be in violation of any of the restrictive covenants contained in this Agreement, then the time limitation otherwise applicable to such restrictive covenant shall be extended for a period of time equal to the period of time during which the Employee has acted in violation of such restrictive covenants. The existence of any claim or cause of action by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenant, but shall be litigated separately.
6. NOTICES. Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes if written and if (a) delivered personally or by courier or delivery service, at the time of such delivery; or (b) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, at such time that the intended recipient or its agent signs or executes the receipt:

If to Employer:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attn: Chairman of the Board
Tel: 914-376-7383

If to Employee:	Dallas E. Hughes
22 Field Pond Road
Milford, MA 01757
Tel: 508-473-4842
Any party may change the address to which notices are to be mailed by giving written notice as provided herein to the other party. Commencing immediately after the receipt of such notice, such newly designated address shall be such person’s address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

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7. MISCELLANEOUS.
     7.1. Governing Law. This Agreement shall be construed pursuant to the laws of the State of New York, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of New York without regard to any conflict or choice of law issues.
     7.2. Gender and Number. Whenever appropriate, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.
     7.3. Certain Words. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Agreement and not to any particular section, provision or paragraph unless so required by the context.
     7.4. Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Agreement or of any provision hereof.
     7.5. Counterparts. This Agreement may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     7.6. Severability. The invalidity or unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Agreement.
     7.7. Entire Agreement. This Agreement (and all other documents executed simultaneously herewith or pursuant hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Agreement shall be solely determinative of the subject matter hereof.
     7.8. Restrictive Covenant. In the event the non-solicitation clause or any other restrictive covenant of this Agreement shall be deemed unenforceable, invalid or overbroad in whole or in part for any reason, then any arbitration panel or court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision(s) to provide for the maximum competitive restraints upon Employee’s activities (in time and geographic area), which may then be legal and valid.
     7.9. Waiver. Either Employer or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which it or he may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any other condition or of any breach of any other terms, covenants, representations or warranties contained in this Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.

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     7.10. Attorneys’ Fees. In the event that either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party in any arbitration or court action shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorneys’ fees (whether in the arbitration or in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by him or it in connection therewith. The parties hereby expressly confer on the arbitrator the right to award costs and attorneys’ fees in the arbitration.
     7.11. Dispute Resolution. Except for any dispute or controversy in which Employer is seeking injunctive relief pursuant to Section 5, Employee and Employer shall settle by arbitration any dispute or controversy arising in connection with this Agreement, whether or not such dispute involves a plan subject to the Employee Retirement Income Security Act of 1974, as amended. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association before a panel of three arbitrators sitting in New York City, New York or such other location as shall be mutually agreed by the parties. The award of the arbitrators shall be final and nonappealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. The arbitrators shall have authority to award all remedies available under law. The arbitrators shall assess arbitration fees and expenses against the parties in their discretion. EMPLOYEE ACKNOWLEDGES THAT BY SIGNING THIS AGREEMENT, EMPLOYEE IS WAIVING ANY RIGHT THAT EMPLOYEE MAY HAVE TO A JURY TRIAL OR, OTHER THAN AS PROVIDED BY SECTION 5, A TRIAL BEFORE A JUDGE IN CONNECTION WITH, OR RELATING TO, A CLAIM.
     7.12. Venue. Any litigation arising hereunder shall be instituted only in New York City, New York, the place where this Agreement was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.
     7.13. Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. Additionally, covenants in this Agreement which are for the benefit of Employer also shall run in favor of Employer’s subsidiaries. This Agreement shall not be assignable by Employer or Employee. The services of Employee are personal and his obligations may not be delegated by his except as otherwise provided herein.
     7.14. Amendment. This Agreement may not be amended, modified, superseded, canceled, or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by Employer and Employee or, in the case of a waiver, by the party to be charged with such waiver.
     7.15. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than Employer and Employee and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
     7.16. Indemnification. To the fullest extent permitted by law and Employer’s certificate of incorporation and by-laws, Employer shall promptly indemnify Employee for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys’ fees)) incurred or paid by the Employee in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Employee of services for (or acting as a fiduciary of any Employee benefit plans, programs or arrangements of) Employer or any of its subsidiaries or affiliates, including as a director, officer or employee of Employer or any such subsidiary or affiliate. Employer also agrees to maintain a directors’ and officers’ liability insurance policy covering Employee to the extent Employer provides such coverage for its other executive officers.

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     7.17. Tax Withholding. All payments to the Employee under this Agreement will be subject to the withholding of all applicable employment and income taxes.
[Signatures on next page]

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     IN WITNESS WHEREOF, Employer and Employee have caused this Agreement to be executed on the day and year first above written.

EMPLOYER: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Stephen M. Elliston
	Name:	Stephen M. Elliston
	Title:	President

EMPLOYEE:
/s/ Dallas E. Hughes

[Signature Page to Hughes Employment Agreement]

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EXHIBIT 10.3
PATENT SECURITY AGREEMENT
     THIS PATENT SECURITY AGREEMENT (“Security Agreement”), dated as of December ___, 2007, between Advanced Viral Research Corp., a Delaware corporation (the “Parent”), Triad Biotherapeutics, Inc., incorporated and existing under the laws of the Delaware (the “Subsidiary”) (collectively the Parent and the Subsidiary are referred to as the “Grantors”) and YA Global Investments, L.P., a Cayman Island exempted limited partnership (the “Lender”).
WITNESETH:
     WHEREAS, pursuant to a Securities Purchase Agreement, dated as of January 1, 2007 (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the “Securities Purchase Agreement”) between the Parent, as borrower, and the Lender, the Lender has agreed to purchase up to $1,500,000 of secured convertible debentures of the Parent (the “January 2007 Convertible Debentures”) subject to the terms and provisions of the Securities Purchase Agreement;
     WHEREAS, pursuant to a Securities Purchase Agreement, dated as of July 24, 2007 (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the “July 2007 Securities Purchase Agreement”) between the Parent, as borrower, and the Lender, the Lender has agreed to purchase up to $2,750,000 of secured convertible debentures of the Parent (the “July 2007 Convertible Debentures”) subject to the terms and provisions of the Securities Purchase Agreement; (the January 2007 Convertible Debentures and July 2007 Convertible Debenture shall be collectively referred to as the ”Convertible Debentures”);
     AND WHEREAS, in connection with the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement, the Grantors have agreed to provide the Lender a general security interest, pursuant to the Security Documents (as this term is defined in the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement, in the Pledged Collateral (as this term is defined in the Security Documents (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the “Security Agreement”);
     AND WHEREAS, as a result of the Grantors obtaining waivers and consents of the Lender pursuant to such letter dated December 3, 2007 necessary in order for the Grantors to enter into such Purchase Agreement dated December 3, 2007 by and between the Parent, Triad Biotherapeutics, Inc., Vincent P. Gallo and Dallas E. Hughes (the “Purchase Agreement”), the Grantors have agreed to provide the Lender a security interest in those assets described as the “Purchased Assets” in the Purchase Agreement. Therefore, the Grantors are required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Patent Collateral (as hereinafter defined) obtained pursuant to such Purchase Agreement to secure all Obligations (as defined in the Security Agreement);

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     AND WHEREAS, the Grantors have duly authorized the execution, delivery and performance of this Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors agree as follows:
     SECTION 1. Definitions. Unless otherwise defined herein otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Securities Purchase Agreement.
     SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment and performance of all of the Obligations of the Parent, the Grantors do hereby mortgage, pledge and hypothecate to the Lender and grant to the Lender a security interest in all of the following property (the “Patent Collateral”), now owned and existing:
          (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Schedule “A” hereto;
          (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);
          (c) all patent licenses and other agreements providing the Grantors with the right to use any of the items of the type referred to in clauses (a) and (b), including each patent license referred to in Schedule “A” hereto;
          (d) the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and
          (e) all proceeds of, and rights associated with, the foregoing, (including license royalties and proceeds of infringement suits), and all rights corresponding thereto throughout the world.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantors for the purpose of recording the security interest of the Lender in the Patent Collateral relating to patents referred to in Schedule “A” with the United States Patent and Trade Marks Office, to the extent it may be so registered therein. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Lender under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Security Interest. Upon an Expiration Event as defined in the Amended and Restated Security Agreement of even date herewith, the Lender shall, at the Grantors’ expense, execute and deliver to the Grantors all instruments and other documents as may be necessary or proper to release the lien on any security interest in the Patent Collateral which has been granted hereunder.

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     SECTION 5. Acknowledgement. The Grantors do hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by references herein as if fully set forth herein.
     SECTION 6. Securities Purchase Agreements. Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict and are incapable of being construed in conjunction with the provisions of the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement, the provisions of the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement shall take precedence over those contained herein and, in particular, if any act of the Grantors is expressly permitted under the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement but is prohibited hereunder, any such act shall be permitted hereunder and any encumbrance expressly permitted under the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement to exist or to remain outstanding shall be permitted hereunder and thereunder. This instrument, document or agreement may be sold, assigned or transferred by the Agent in accordance with the terms of the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and first year above written.

ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	CFO

STATE OF	)
) SS:
COUNTY OF	)
     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named _______________________________ who acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed.
     IN TESTIMONY WHEREOF, I have hereunto set my hand an official seal at ___________________________________, ____________________________________________, this ____________ day of _____________________, 2007.

Notary Public

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and first year above written.

TRIAD BIOTHERAPEUTICS, INC.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	CFO

STATE OF	)
) SS:
COUNTY OF	)
     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named _______________________________ who acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed.
     IN TESTIMONY WHEREOF, I have hereunto set my hand an official seal at ___________________________________, ____________________________________________, this ____________ day of _____________________, 2007.

Notary Public

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and first year above written.

YA GLOBAL INVESTMENTS, L.P. By: Yorkville Advisors, LLC Its: Investment Manager
By:	/s/ Mark Angelo
	Name:	Mark Angelo
	Title:	President and Portfolio Manager

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SCHEDULE “A”
U.S. Letters Patent And Applications
For Letters Patent Of Compliance Systems Corporation

Holder	Title	Filing Date	Application Number	Issue Date	Patent Number
Triad Biotheraputics, Inc.					U.S. Patent No. 7,179,592

A-1

EXHIBIT 10.4
AMENDED AND RESTATED SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of December 3, 2007, by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation with its principal place of business located at 200 Corporate Boulevard South, Yonkers, New York 10701 (the “Parent”), and the each subsidiary of the Parent listed on Schedule I attached hereto (each a “Subsidiary,” and collectively and together with the Parent, the “Company”), in favor of the BUYER(S) (the “Secured Party”) listed on Schedule I attached to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated January 1, 2007 between the Company and the Secured Party.
     WHEREAS, The Parent shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement, and the Secured Party shall purchase, up to One Million Five Hundred Thousand Dollars ($1,500,000) of secured convertible debentures (the “January 2007 Convertible Debentures”), which shall be convertible into shares of the Parent’s common stock, par value $0.00001, in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement and the Parent shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement, and the Secured Party shall purchase, up to Two Million Dollars ($2,750,000) of secured convertible debentures (the “July 2007 Convertible Debentures”), which shall be convertible into shares of the Parent’s common stock, par value $0.00001, in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement dated July 24, 2007 (the “July 2007 Securities Purchase Agreement”) (the January 2007 Convertible Debentures and July 2007 Convertible Debenture shall be collectively referred to as the “Convertible Debentures”);
     WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement and the July 2007 Securities Purchase Agreement, the Convertible Debentures, the Investor Registration Rights Agreement dated January 1, 2007 by between the Parent and the Secured Party (the “January 2007 Investor Registration Rights Agreement”), the Investor Registration Rights Agreement dated July 24, 2007 by between the Parent and the Secured Party (the “July 2007 Investor Registration Rights Agreement”), the Irrevocable Transfer Agent Instructions among the Parent, the Secured Party, the Parent’s transfer agent, and David Gonzalez, Esq. dated January 1, 2007 (the “January 2007 Transfer Agent Instructions”) and the Irrevocable Transfer Agent Instructions among the Parent, the Secured Party, the Parent’s transfer agent, and David Gonzalez, Esq. dated July 24, 2007 (the “July 2007 Transfer Agent Instructions”) (collectively referred to as the “Transaction Documents”) , each Company hereby grants to the Secured Party a security interest in and to the property of each Company existing on the date hereof and identified on Exhibit A hereto (collectively referred to as the “Pledged Property”) to secure all of the Obligations (as defined below) from the date hereof until the earlier to occur of: (i) five hundred thousand dollars ($500,000) or less principal amount of the Convertible Debentures remains outstanding; (ii) the Company receives, after the date of this Agreement, Three Million Dollars ($3,000,000) of capital, in any form other than through the issuance of free-trading shares of the Company’s common stock, from sources other than the Secured Party, which is utilized to either repay the Convertible Debentures in full, or reduce the outstanding principal amount of the Convertible Debentures to five hundred thousand dollars ($500,000); or (iii) satisfaction of the Obligations, as defined herein below, ((i), (ii), and (iii) are sometimes hereinafter individually referred to as an “Expiration Event”).
     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1.
DEFINITIONS AND INTERPRETATIONS
     Section 1.1. Recitals.
     The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.
     Section 1.2. Interpretations.
     Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.
     Section 1.3. Obligations Secured.
     From the date hereof until an Expiration Event, the security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the obligations of the Parent now existing or hereinafter incurred to the Buyers, whether oral or written and whether arising before, on or after the date hereof including, without limitation following obligations (collectively, the “Obligations”):
     (a) the payment by the Parent, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the July 2007 Securities Purchase Agreement, the Convertible Debentures and the other Transaction Documents; and
     (b) the due performance and observance by the Parent of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, the Parent’s obligations with respect to any conversion or redemption rights of the Secured Party under the Convertible Debentures.

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ARTICLE 2.
PLEDGED PROPERTY; EVENT OF DEFAULT
     Section 2.1. Pledged Property.
          (a) As collateral security for all of the Obligations, the Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest, from the date hereof through an Expiration Event, in and to all of the Pledged Property whether now owned or hereafter acquired.
          (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.
Section 2.2. Event of Default; Rights; Interests; Etc.
          (a) Provided an Expiration Event has not occurred, an “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under and as defined in the Convertible Debentures.
          (b) So long as no Event of Default shall have occurred and be continuing; (i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and (ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect to the Pledged Property.
     Section 2.3 Termination of Security Interest.
          (a) Notwithstanding any provision to the contrary contained herein, the rights of the Secured Party under this Agreement, including, but not limited to, Secured Party’s security interest in the Pledged Property, shall automatically terminate upon the occurrence of an Expiration Event.
          (b) Upon the occurrence of an Expiration Event, the Secured Party shall make, execute, acknowledge, file, record and deliver to the company any documents reasonably requested by the Company to terminate the Secured Party’s security interest in the Pledged Property and the Pledged Collateral. Upon the occurrence of an Expiration Event, the Secured Party shall make, execute, acknowledge and deliver to the Company such documents and instruments, including, without limitation, financing statements, certificates, affidavits, and forms as may, in the Company’s reasonable judgment, be necessary to eliminate and terminate the security interest of the Secured Party in the Pledged Property and the Pledged Collateral, and the Company is authorized to file such documents as necessary to terminate Secured Party’s security interest in the Pledged Property.

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ARTICLE 3.
ATTORNEY-IN-FACT; PERFORMANCE
     Section 3.1. Secured Party Appointed Attorney-In-Fact.
     Upon the occurrence and during the continuance of an Event of Default: (a) the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) the Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine, and (c) to facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.
     Section 3.2. Secured Party May Perform.
     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
     Section 4.1. Authorization; Enforceability.
     Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

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     Section 4.2. Addition to the Pledged Property. The Company and the Subsidiaries represent and warrant that as a result of obtaining the waivers and consents of the Secured Party pursuant to such letter dated December 3, 2007 necessary in order for the Company and Triad Biotherapeutics, Inc., a wholly owned subsidiary of the Company, to enter into such Purchase Agreement dated December 3, 2007 by and between the Company, Triad Biotherapeutics, Inc., Vincent P. Gallo and Dallas E. Hughes (the “Purchase Agreement”), the Company has agreed to provide the Secured Party a security interest in those assets described as the “Purchased Assets” in the Purchase Agreement. The “Purchased Assets” shall be included in the Pledged Property as such term is used herein.
     Section 4.3. Ownership of Pledged Property.
The Company represents and warrants that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens. For purposes of this Agreement, “Permitted Liens” means: (1) the security interest created by this Agreement, (2) existing Liens disclosed by the Company to the Secured Party; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings; (5) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company; (6) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (7) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Company and not materially detracting from the value of the property subject thereto; (8) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (9) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (10) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (11) usual and customary set-off rights in leases and other contracts; and (12) escrows in connection with acquisitions and dispositions.
     Section 4.4. Change of Corporate Name and State of Incorporation. Neither the Company or its Subsidiaries have changed their state of incorporation or corporate name since January 1, 2007.

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ARTICLE 5.
DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL
     Section 5.1 Method of Realizing Upon the Pledged Property: Other Remedies.
     If any Event of Default shall have occurred and be continuing:
     (a) The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Pledged Property), and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Company to assemble all or part of the Pledged Property as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by the Company where the Pledged Property or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to the Company in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured Party may deem commercially reasonable. The Company agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Company may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof. The Company hereby acknowledges that (i) any such sale of the Pledged Property by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

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     (b) Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
     (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the rate specified in the Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.
     (d) The Company hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.
     (e) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.
     Section 5.2 Duties Regarding Pledged Property.
     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

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ARTICLE 6.
AFFIRMATIVE COVENANTS
     The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied or the Convertible Debentures have been fully converted, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):
     Section 6.1. Existence, Properties, Etc.
          (a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company’s corporate power or authority (i) to carry on the Company’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Company’s assets, business, operations, properties or condition, financial or otherwise; (b) the Company’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.
     Section 6.2. Financial Statements and Reports.
     The Company shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.
     Section 6.3. Accounts and Reports.
     The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied (“GAAP”) and provide, at its sole expense, to the Secured Party the following:
          (a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $500,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $500,000; and
          (b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any

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governmental authority involving or affecting (i) the Company that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Property; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).
     Section 6.4. Maintenance of Books and Records; Inspection.
     The Company shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any Fiscal Year).
     Section 6.5. Maintenance and Insurance.
          (a) The Company shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.
          (b) The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Company of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.
     Section 6.6. Contracts and Other Collateral.
     The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.
Section 6.7. Defense of Collateral, Etc.
     The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

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     Section 6.8. Taxes and Assessments.
     The Company shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.
     Section 6.9. Compliance with Law and Other Agreements.
     The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
     Section 6.10. Notice of Default.
     The Company shall give written notice to the Secured Party of the occurrence of any Event of Default.
     Section 6.11. Notice of Litigation.
     The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.
     Section 6.13. Future Subsidiaries.
     If the Company shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, the Company shall cause such subsidiary to grant to the Secured Party a security interest of the same tenor as created under this Agreement.

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ARTICLE 7.
NEGATIVE COVENANTS
     The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:
     Section 7.1. Liens and Encumbrances.
     Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens.
Section 7.2. Restriction on Redemption and Cash Dividends
     Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.
     Section 7.3. Incurrence of Indebtedness.
     Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Convertible Debentures and other Permitted Indebtedness. “Permitted Indebtedness” means: (i) indebtedness evidenced by Convertible Debentures; (ii) indebtedness described on the Disclosure Schedule to the Securities Purchase Agreement; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Company, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness (A) the repayment of which has been subordinated to the payment of the Convertible Debentures on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Convertible Debentures then outstanding; and (C) which is not secured by any assets of the Company; (v) indebtedness solely between the Company and/or one of its domestic subsidiaries, on the one hand, and the Company and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of the Company or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Company, such domestic subsidiary is controlled by the Company and such domestic subsidiary has executed a security agreement in the form of this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by the Company or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its subsidiaries for the purpose of securing performance obligations of the Company or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; and (vii) renewals, extensions and refinancing of any indebtedness described in clauses (i) or (iii) of this subsection.

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     Section 7.4. Places of Business and Corporate Name.
     The Company shall not change the location of its chief place of business, state of incorporation, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and the Company provides notice to the Secured Party of new location within 10 days’ of such change in location. Furthermore the Company shall not change its corporate name unless the Company provides notice to the Secured Party of such change of corporate name within 10 days’ of such change.
     Section 7.5. Transfer of Pledged Property. The Company shall not transfer such Pledged Property, whether title or otherwise, to any entity or third party including but not limited to the Advanced Viral Research Ltd.
ARTICLE 8.
MISCELLANEOUS
     Section 8.1. Notices.
     All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
	Attention:	Mark Angelo
Portfolio Manager
	Telephone:	(201) 986-8300
	Facsimile:	(201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
	Telephone:	(201) 985-8300
	Facsimile:	(201) 985-8266

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And if to the Company:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
	Telephone:	(914) 376-7383
	Facsimile:	(914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.C.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
	Telephone:	(305) 577-4171
	Facsimile:	(305) 373-6036
     Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.
     Section 8.2. Severability.
     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
     Section 8.3. Expenses.
     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.
     Section 8.4. Waivers, Amendments, Etc.
     The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended,

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changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Company in the case of any such amendment, change or modification.
     Section 8.5. Continuing Security Interest.
     (a) This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until the occurrence of an Expiration Event; and (ii) be binding upon the Company and its successors and heirs; and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the occurrence of an Expiration Event, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.1 hereof or otherwise applied pursuant to the terms hereof.
     (b) Effective upon the closing of a disposition of any Pledged Property, provided the Secured Party consents in writing prior to such disposition or such disposition is made in the ordinary course of business, the security interest granted hereunder in the Pledged Property so disposed of shall terminate and the Secured Party shall deliver such documents as the Company shall reasonably request to evidence such termination; provided, however, the security interest granted hereunder in all remaining Pledged Property shall remain in full force and effect.
     Section 8.6. Independent Representation.
     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.
     Section 8.7. Applicable Law: Jurisdiction.
     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.
     Section 8.8. Waiver of Jury Trial.
     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

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     Section 8.9. Entire Agreement.
     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	CFO

SUBSIDIARY 1: ADVANCE VIRAL RESEARCH, LTD.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	CFO

SUBSIDIARY 2: TRIAD BIOTHERAPEUTICS, INC.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	CFO

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     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY: YA GLOBAL INVESTMENTS, L.P. By: Yorkville Advisors, LLC Its: General Partner
By:	/s/ Mark Angelo
	Name:	Mark Angelo
	Title:	Portfolio Manager

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SCHEDULE I
LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OF ORGANIZATION

State of
Company’s Name	Organization	Employer ID	Organizational ID
Advanced Viral Research Corp.	Delaware
Advance Viral Research, Ltd.	Bahamas
Triad Biotherapeutics, Inc.	Delaware

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EXHIBIT A
DEFINITION OF PLEDGED PROPERTY
     For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following property of the Company, now owned or hereafter owned created or acquired(collectively, the “Pledged Property”):
          (a) all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, , and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;
          (b) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;
          (c) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts;
          (d) all documents, warehouse receipts, instruments and chattel paper of the Company;
          (e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor;
          (f) to the extent assignable, all of the Company’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;
          (g) all investment property, equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled); and
          (h) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

EXHIBIT 10.5
Date: December 3, 2007
NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
ADVANCED VIRAL RESEARCH CORP.
Amended & Restated Secured Convertible Debenture

Original Issuance Date: January 1, 2007	Original Principal Amount: $1,000,000
No. ADVR-1-1
     FOR VALUE RECEIVED, ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of YA GLOBAL INVESTMENTS, L.P. (F/K/A CORNELL CAPITAL PARTNERS, L.P.) or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Original Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), any Conversion Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (collectively, the “Debentures” and such other Senior Convertible Debentures, the “Other Debentures”). Certain capitalized terms used herein are defined in Section 16.

     (1) GENERAL TERMS
          (a) Payment of Principal. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest or convert all outstanding Principal, accrued and unpaid Interest into Common Stock at the Conversion Price (as defined herein). The “Maturity Date” shall be January 1, 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.
          (b) Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to nine percent (9%) (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on each Conversion Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures in cash or at the option of the Company provided that the Equity Conditions are then satisfied converted into Common Stock at the Conversion Price on the Trading Day immediately prior to the date paid.
          (c) Security. The Debenture is secured by (i) a security interest in all of the assets of the Company and of each of the Company’s subsidiaries pursuant to the Security Agreement dated January 1, 2007 as amended on December 3, 2007 (the “Security Agreement”) and the corresponding financing statement on Form UCC-1 Filing No. 2007 0063452 filed with the Delaware Department of State UCC Filing Section on January 5, 2007, and (ii) a first security interest in all of the patents and trademarks of the Company and of each of the Company’s subsidiaries as evidenced by the Patent and Trademark Security Agreement dated as of December 3, 2007 (the “Patent and Trademark Security Agreement”). The Patent and Trademark Security Agreement together with the Security Agreement are collectively referred to as the “Security Documents”.
     (2) EVENTS OF DEFAULT.
          (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
               (i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

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               (ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;
               (iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
               (iv) The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting;
               (v) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6) unless in connection with such Change of Control Transaction this Debenture is retired;
               (vi) The Company shall fail to file the Underlying Shares Registration Statement with the Commission, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Registration Rights Agreement (“Registration Rights Agreement”)

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dated January 1, 2007 among the Company and each Buyer listed on Schedule I attached thereto, or, while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Investor Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Investor Registration Rights Agreement) in accordance with the terms of the Investor Registration Rights Agreement, and such lapse or unavailability continues for a period of more than twenty (20) consecutive Trading Days or for more than an aggregate of forty-five (45) days in any 365-day period (which need not be consecutive);
               (vii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(c);
               (viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) Business Days after such payment is due;
               (ix) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed.
               (x) any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.
          (b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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     (3) COMPANY REDEMPTION.
          (a) Company’s Cash Redemption. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Closing Bid Price is less than the Fixed Conversion Price, (ii) the Underlying Shares Registration Statement is effective, and (iii) no Event of Default has occurred. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to fifteen percent (15%) of the Principal amount being redeemed, and accrued Interest, (collectively referred to as the “Redemption Amount”). In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of principal it desires to redeem. After receipt of the Redemption Notice the Holder shall have three (3) business days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b). On the fourth (4th) business day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the three (3) business day period
     (4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.
          (a) Conversion Right. Subject to the provisions of Section 4(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
               (i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.
               (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (a) the Fixed Conversion Price or (b) the “Market Conversion Price”), subject to adjustment as provided herein.
          (b) Mechanics of Conversion.
               (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit

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by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(b)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.
               (ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
               (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company

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unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
          (c) Limitations on Conversions.
               (i) Beneficial Ownership. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
          (d) Other Provisions.
               (i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.
               (ii) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

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               (iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.
               (iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     (5) Adjustments to Conversion Price
          (a) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Debenture is outstanding, issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:
               (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon

8

exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities are issued

9

or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Bid Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
               (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
          (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”),

10

then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.
          (e) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
          (f) Whenever the Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
          (g) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of

11

stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
     (6) REISSUANCE OF THIS DEBENTURE.
          (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 5(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 5(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
          (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 5(d)) representing the outstanding Principal.
          (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 5(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will

12

represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
          (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(a) or Section 5(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
     (7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.C.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036

If to the Holder:	YA Global Investments, L.P.
(f/k/a Cornell Capital Partners, L.P.)
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300

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With a copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     (8) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.
     (9) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
     (10) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.
     (11) This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in

14

Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.
     (12) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
     (13) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
     (14) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
     (15) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     (16) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION

15

DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
     (17) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:
          (a) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any employee, officer, consultants or director for services provided to the Company.
          (b) “Bloomberg” means Bloomberg Financial Markets.
          (c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
          (d) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).
          (e) “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.
          (f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
          (g) “Commission” means the Securities and Exchange Commission.

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          (h) “Common Stock” means the common stock, par value $.00001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
          (i) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Principal Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.
          (j) “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (l) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing

17

documents or otherwise) on or after the date of the Securities Purchase Agreement, (c) shares issued in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, leasing arrangement or any other transaction the primary purpose of which is not to raise equity capital, and (d) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture.
          (m) “Fixed Conversion Price” means $0.0312, subject to adjustment as provided herein.
          (n) “Market Conversion Price” means that price which shall be computed as ninety five percent (95%) of the lowest Volume Weighted Average Price of the Common Stock during the thirty (30) consecutive Trading Days immediately preceding the applicable Conversion Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.
          (o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (p) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.
          (q) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
          (r) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (s) “Securities Purchase Agreement” means the Securities Purchase Agreement dated January 1, 2007 by and among the Company and the Buyers listed on Schedule I attached thereto.
          (t) “Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.
          (u) “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Documents, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.
          (v) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

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          (w) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
          (x) “Volume Weighted Average Price” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its “Volume at Price” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.
          (y) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the Company has caused this Amended & Restated Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

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EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)
TO:
     The undersigned hereby irrevocably elects to convert $                          of the principal amount of Debenture No.ADVR-1-1 into Shares of Common Stock of ADVANCED VIRAL RESEARCH CORP., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Conversion Amount to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Amount of Debenture Unconverted:	$
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number:

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EXHIBIT 10.6
Date: December 3, 2007
NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
ADVANCED VIRAL RESEARCH CORP.
Amended & Restated Secured Convertible Debenture

Original Issuance Date: February 14, 2007	Original Principal Amount: $500,000
No. ADVR-2-2
     FOR VALUE RECEIVED, ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of YA GLOBAL INVESTMENTS, L.P. (F/K/A CORNELL CAPITAL PARTNERS, L.P.) or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Original Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), any Conversion Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (collectively, the “Debentures” and such other Senior Convertible Debentures, the “Other Debentures”). Certain capitalized terms used herein are defined in Section 16.

     (1) GENERAL TERMS
          (a) Payment of Principal. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest or convert all outstanding Principal, accrued and unpaid Interest into Common Stock at the Conversion Price (as defined herein). The “Maturity Date” shall be February 14, 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.
          (b) Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to nine percent (9%) (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on each Conversion Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures in cash or at the option of the Company provided that the Equity Conditions are then satisfied converted into Common Stock at the Conversion Price on the Trading Day immediately prior to the date paid,.
          (c) Security. The Debenture is secured by (i) a security interest in all of the assets of the Company and of each of the Company’s subsidiaries pursuant to the Security Agreement dated January 1, 2007 as amended on December 3, 2007 (the “Security Agreement”) and the corresponding financing statement on Form UCC-1 Filing No. 2007 0063452 filed with the Delaware Department of State UCC Filing Section on January 5, 2007, and (ii) a first security interest in all of the patents and trademarks of the Company and of each of the Company’s subsidiaries as evidenced by the Patent and Trademark Security Agreement dated as of December 3, 2007 (the “Patent and Trademark Security Agreement”). The Patent and Trademark Security Agreement together with the Security Agreement are collectively referred to as the “Security Documents”.
     (2) EVENTS OF DEFAULT.
          (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
               (i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

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               (ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;
               (iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
               (iv) The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting;
               (v) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6) unless in connection with such Change of Control Transaction this Debenture is retired;
               (vi) The Company shall fail to file the Underlying Shares Registration Statement with the Commission, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Registration Rights Agreement (“Registration Rights Agreement”)

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dated January 1, 2007 among the Company and each Buyer listed on Schedule I attached thereto, or, while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Investor Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Investor Registration Rights Agreement) in accordance with the terms of the Investor Registration Rights Agreement, and such lapse or unavailability continues for a period of more than twenty (20) consecutive Trading Days or for more than an aggregate of forty-five (45) days in any 365-day period (which need not be consecutive);
               (vii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(c);
               (viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) Business Days after such payment is due;
               (ix) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed.
               (x) any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.
          (b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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     (3) COMPANY REDEMPTION.
          (a) Company’s Cash Redemption. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Closing Bid Price is less than the Fixed Conversion Price, (ii) the Underlying Shares Registration Statement is effective, and (iii) no Event of Default has occurred. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to fifteen percent (15%) of the Principal amount being redeemed, and accrued Interest, (collectively referred to as the “Redemption Amount”). In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of principal it desires to redeem. After receipt of the Redemption Notice the Holder shall have three (3) business days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b). On the fourth (4th) business day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the three (3) business day period.
     (4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.
          (a) Conversion Right. Subject to the provisions of Section 4(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
               (i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.
               (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (a) the Fixed Conversion Price or (b) the “Market Conversion Price”), subject to adjustment as provided herein.
          (b) Mechanics of Conversion.
               (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit

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by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(b)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.
               (ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
               (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company

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unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
          (c) Limitations on Conversions.
               (i) Beneficial Ownership. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
          (d) Other Provisions.
               (i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.
               (ii) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

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               (iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.
               (iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     (5) Adjustments to Conversion Price
          (a) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Debenture is outstanding, issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:
               (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon

8

exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities are issued

9

or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Bid Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
               (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
          (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”),

10

then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.
          (e) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
          (f) Whenever the Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
          (g) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of

11

stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
     (6) REISSUANCE OF THIS DEBENTURE.
          (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 5(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 5(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
          (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 5(d)) representing the outstanding Principal.
          (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 5(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will

12

represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
          (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(a) or Section 5(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
     (7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.C.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036

If to the Holder:	YA Global Investments, L.P.
(f/k/a Cornell Capital Partners, L.P.)
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300

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With a copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     (8) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.
     (9) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
     (10) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.
     (11) This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in

14

Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.
     (12) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
     (13) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
     (14) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
     (15) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     (16) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION

15

DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
     (17) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:
          (a) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any employee, officer, consultants or director for services provided to the Company.
          (b) “Bloomberg” means Bloomberg Financial Markets.
          (c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
          (d) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).
          (e) “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.
          (f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
          (g) “Commission” means the Securities and Exchange Commission.

16

          (h) “Common Stock” means the common stock, par value $.00001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
          (i) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Principal Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.
          (j) “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (l) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing

17

documents or otherwise) on or after the date of the Securities Purchase Agreement, (c) shares issued in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, leasing arrangement or any other transaction the primary purpose of which is not to raise equity capital, and (d) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture.
          (m) “Fixed Conversion Price” means $0.0312, subject to adjustment as provided herein.
          (n) “Market Conversion Price” means that price which shall be computed as ninety five percent (95%) of the lowest Volume Weighted Average Price of the Common Stock during the thirty (30) consecutive Trading Days immediately preceding the applicable Conversion Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.
          (o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (p) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.
          (q) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
          (r) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (s) “Securities Purchase Agreement” means the Securities Purchase Agreement dated January 1, 2007 by and among the Company and the Buyers listed on Schedule I attached thereto.
          (t) “Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.
          (u) “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Documents, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.
          (v) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

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          (w) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
          (x) “Volume Weighted Average Price” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its “Volume at Price” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.
          (y) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the Company has caused this Amended & Restated Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

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EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)
TO:
     The undersigned hereby irrevocably elects to convert $                          of the principal amount of Debenture No.ADVR-1-1 into Shares of Common Stock of ADVANCED VIRAL RESEARCH CORP., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Conversion Amount to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Amount of Debenture Unconverted:	$
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number:

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EXHIBIT 10.7
AMENDED AND RESTATED
WARRANT
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.
ADVANCED VIRAL RESEARCH CORP.
Warrant To Purchase Common Stock

Warrant No.: ADVR-1-1	Number of Shares:	60,304,568
	Warrant Exercise Price:	$0.0197
	Expiration Date:	January 1, 2012
Original Date of Issuance: January 1, 2007
Date of Amendment and Restatement: December 3, 2007
Advanced Viral Research Corp., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (the “Holder”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) 48,076,923 fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of

Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
     Section 1.
          (a) This Warrant is one of the warrants issued pursuant to Section 4(g) of the Securities Purchase Agreement (“Securities Purchase Agreement”) dated January 1, 2007 between the Company and the Buyers listed on Schedule I thereto or issued in exchange or substitution thereafter or replacement thereof. Each Capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Securities Purchase Agreement.
          (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:
               (i) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company prior to the date of the Securities Purchase Agreement, pursuant to which the Company’s securities may be issued only to any employee, officer or director for services provided to the Company.
               (ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
               (iii) “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

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               (iv) “Common Stock” means (i) the Company’s common stock, par value $0.00001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
               (v) “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.
               (vi) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan or a stock option granted by the Board of Directors of the Company disclose in schedule hereto, (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, and (c) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of the Convertible Debentures or exercise of the Warrants.
               (vii) “Expiration Date” means January 1, 2012.
               (viii) “Issuance Date” means the date hereof.
               (ix) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
               (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
               (xi) “Principal Market” means on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTCBB”)
               (xii) “Securities Act” means the Securities Act of 1933, as amended.
               (xiii) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.
               (xiv) “Warrant Exercise Price” shall be $0.0197 or as subsequently adjusted as provided in Section 8 hereof.
          (c) Other Definitional Provisions.
               (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable

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law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.
               (ii) When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.
               (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.
     Section 2. Exercise of Warrant.
          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B
For purposes of the foregoing formula:
A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.
C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

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     In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.
          (b) If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.
          (c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.
          (d) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

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          (e) If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.
          (f) If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.
     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:
          (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.
          (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.
          (d) If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this

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Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
          (e) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
          (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.
     Section 4. Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
     Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
     Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or

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exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.
     Section 7. Ownership and Transfer.
          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.
     Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:
          (a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.
          (b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

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               (i) Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have

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been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.
               (iv) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.
               (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.
               (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.
               (vii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (c) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides

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(by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (d) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
               (i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and
               (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).
          (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with

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equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(c),that no such adjustment pursuant to this Section 8(e) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.
          (f) Notices.
               (i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.
               (ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
               (iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
     Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.
          (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the

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Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).
     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	YA Global Investments, L.P.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

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If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.C.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036
If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     Section 12. Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.
     Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.
     Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all

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issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     Section 15. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

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EXHIBIT A TO WARRANT
EXERCISE NOTICE
TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
ADVANCED VIRAL RESEARCH CORP.
     The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Advanced Viral Research Corp. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
Specify Method of exercise by check mark:
     1.       Cash Exercise
(a) Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $                     to the Company in accordance with the terms of the Warrant.
(b) Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
     2.       Cashless Exercise
(a) Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.
(b) Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
Date:                           ,
Name of Registered Holder
By:
Name:
Title:

EXHIBIT B TO WARRANT
FORM OF WARRANT POWER
     FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                     , Federal Identification No.           , a warrant to purchase                      shares of the capital stock of Advanced Viral Research Corp. represented by warrant certificate no.           , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                     , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:

Name:
Title:

     B-1

EXHIBIT 10.8
Date: December 3, 2007
NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
ADVANCED VIRAL RESEARCH CORP.
Amended & Restated Secured Convertible Debenture

Original Issuance Date: July 24, 2007	Original Principal Amount: $750,000
No. ADVR-2-1A
     FOR VALUE RECEIVED, ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of YA GLOBAL INVESTMENTS, L.P. (F/K/A CORNELL CAPITAL PARTNERS, L.P.) or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Original Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), any Conversion Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (collectively, the “Debentures” and such other Senior Convertible Debentures, the “Other Debentures”). Certain capitalized terms used herein are defined in Section 16.

     (1) GENERAL TERMS
          (a) Payment of Principal. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest or convert all outstanding Principal, accrued and unpaid Interest into Common Stock at the Conversion Price (as defined herein). The “Maturity Date” shall be July 24, 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.
          (b) Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to nine percent (9%) (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on each Conversion Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures in cash or at the option of the Company provided that the Equity Conditions are then satisfied converted into Common Stock at the Conversion Price on the Trading Day immediately prior to the date paid.
          (c) Security. The Debenture is secured by (i) a security interest in all of the assets of the Company and of each of the Company’s subsidiaries pursuant to the Security Agreement dated January 1, 2007 as amended on December 3, 2007 (the “Security Agreement”) and the corresponding financing statement on Form UCC-1 Filing No. 2007 0063452 filed with the Delaware Department of State UCC Filing Section on January 5, 2007, and (ii) a first security interest in all of the patents and trademarks of the Company and each of the Company’s subsidiaries as evidenced by the Patent and Trademark Security Agreement dated as of December 3, 2007 (the “Patent and Trademark Security Agreement”). The Patent and Trademark Security Agreement together with the Security Agreement are collectively referred to as the “Security Documents”.
     (2) EVENTS OF DEFAULT.
          (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
               (i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

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               (ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;
               (iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
               (iv) The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting;
               (v) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6) unless in connection with such Change of Control Transaction this Debenture is retired;
               (vi) The Company shall fail to file the Underlying Shares Registration Statement with the Commission, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Registration Rights Agreement (“Registration Rights Agreement”)

3

dated July 20, 2007 among the Company and each Buyer listed on Schedule I attached thereto, or, while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Investor Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Investor Registration Rights Agreement) in accordance with the terms of the Investor Registration Rights Agreement, and such lapse or unavailability continues for a period of more than twenty (20) consecutive Trading Days or for more than an aggregate of forty-five (45) days in any 365-day period (which need not be consecutive);
               (vii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(c);
               (viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) Business Days after such payment is due;
               (ix) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed.
               (x) any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.
          (b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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     (3) COMPANY REDEMPTION.
          (a) Company’s Cash Redemption. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Closing Bid Price is less than the Fixed Conversion Price, (ii) the Underlying Shares Registration Statement is effective, and (iii) no Event of Default has occurred. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to twenty percent (20%) of the Principal amount being redeemed, and accrued Interest, (collectively referred to as the “Redemption Amount”). In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of principal it desires to redeem. After receipt of the Redemption Notice the Holder shall have three (3) business days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b). On the fourth (4th) business day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the three (3) business day period.
     (4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.
          (a) Conversion Right. Subject to the provisions of Section 4(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
               (i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.
               (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (a) the Fixed Conversion Price or (b) the “Market Conversion Price”), subject to adjustment as provided herein.
          (b) Mechanics of Conversion.
               (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit

5

by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(b)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.
               (ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
               (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company

6

unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
          (c) Limitations on Conversions.
               (i) Beneficial Ownership. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
          (d) Other Provisions.
               (i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.
               (ii) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

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               (iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.
               (iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     (5) Adjustments to Conversion Price
          (a) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Debenture is outstanding, issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:
               (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon

8

exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities are issued

9

or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Bid Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
               (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
          (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”),

10

then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.
          (e) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
          (f) Whenever the Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
          (g) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of

11

stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
     (6) REISSUANCE OF THIS DEBENTURE.
          (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 5(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 5(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
          (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 5(d)) representing the outstanding Principal.
          (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 5(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will

12

represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
          (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(a) or Section 5(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
     (7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.A.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036

If to the Holder:	YA Global Investments, L.P.
(f/k/a Cornell Capital Partners, L.P.)
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300

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With a copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
     or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     (8) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.
     (9) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
     (10) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.
     (11) This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in

14

Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.
     (12) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
     (13) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
     (14) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
     (15) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     (16) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION

15

DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
     (17) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:
          (a) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any employee, officer, consultants or director for services provided to the Company.
          (b) “Bloomberg” means Bloomberg Financial Markets.
          (c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
          (d) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).
          (e) “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.
          (f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
          (g) “Commission” means the Securities and Exchange Commission.

16

          (h) “Common Stock” means the common stock, par value $.00001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
          (i) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Principal Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.
          (j) “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (l) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing

17

documents or otherwise) on or after the date of the Securities Purchase Agreement, (c) shares issued in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, leasing arrangement or any other transaction the primary purpose of which is not to raise equity capital, and (d) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture.
          (m) “Fixed Conversion Price” means $0.0312, subject to adjustment as provided herein.
          (n) “Market Conversion Price” means that price which shall be computed as ninety five percent (95%) of the lowest Volume Weighted Average Price of the Common Stock during the thirty (30) consecutive Trading Days immediately preceding the applicable Conversion Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.
          (o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (p) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.
          (q) “Other Debentures” means the secured convertible debentures issued in connection with the securities purchase agreement between the Company and the Holder dated January 1, 2007.
          (r) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
          (s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (t) “Securities Purchase Agreement” means the Securities Purchase Agreement dated July 20, 2007 by and among the Company and the Buyers listed on Schedule I attached thereto.
          (u) “Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.
          (v) “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Documents, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.

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          (w) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.
          (x) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
          (y) “Volume Weighted Average Price” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its “Volume at Price” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.
          (z) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the Company has caused this Amended & Restated Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

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EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)
TO:
     The undersigned hereby irrevocably elects to convert $ of the principal amount of Debenture No.ADVR-2-1A into Shares of Common Stock of ADVANCED VIRAL RESEARCH CORP., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Conversion Amount to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Amount of Debenture Unconverted:	$
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number:

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EXHIBIT 10.9
Date: December 3, 2007
NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
ADVANCED VIRAL RESEARCH CORP.
Amended & Restated Secured Convertible Debenture

Original Issuance Date: July 24, 2007	Original Principal Amount: $750,000
No. ADVR-2-1B
     FOR VALUE RECEIVED, ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of YA GLOBAL INVESTMENTS, L.P. (F/K/A CORNELL CAPITAL PARTNERS, L.P.) or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Original Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), any Conversion Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (collectively, the “Debentures” and such other Senior Convertible Debentures, the “Other Debentures”). Certain capitalized terms used herein are defined in Section 16.

     (1) GENERAL TERMS
          (a) Payment of Principal. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest or convert all outstanding Principal, accrued and unpaid Interest into Common Stock at the Conversion Price (as defined herein). The “Maturity Date” shall be July 24 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.
          (b) Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to nine percent (9%) (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on each Conversion Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures in cash or at the option of the Company provided that the Equity Conditions are then satisfied converted into Common Stock at the Conversion Price on the Trading Day immediately prior to the date paid,.
          (c) Security. The Debenture is secured by (i) a security interest in all of the assets of the Company and of each of the Company’s subsidiaries pursuant to the Security Agreement dated January 1, 2007 as amended on December 3, 2007 (the “Security Agreement”) and the corresponding financing statement on Form UCC-1 Filing No. 2007 0063452 filed with the Delaware Department of State UCC Filing Section on January 5, 2007, and (ii) a first security interest in all of the patents and trademarks of the Company and of each of the Company’s subsidiaries as evidenced by the Patent and Trademark Security Agreement dated as of December 3, 2007 (the “Patent and Trademark Security Agreement”). The Patent and Trademark Security Agreement together with the Security Agreement are collectively referred to as the “Security Documents”.
     (2) EVENTS OF DEFAULT.
          (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
               (i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

               (ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;
               (iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
               (iv) The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting;
               (v) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6) unless in connection with such Change of Control Transaction this Debenture is retired;
               (vi) The Company shall fail to file the Underlying Shares Registration Statement with the Commission, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Registration Rights Agreement (“Registration Rights Agreement”)

dated July 20, 2007 among the Company and each Buyer listed on Schedule I attached thereto, or, while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Investor Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Investor Registration Rights Agreement) in accordance with the terms of the Investor Registration Rights Agreement, and such lapse or unavailability continues for a period of more than twenty (20) consecutive Trading Days or for more than an aggregate of forty-five (45) days in any 365-day period (which need not be consecutive);
               (vii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(c);
               (viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) Business Days after such payment is due;
               (ix) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed.
               (x) any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.
          (b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     (3) COMPANY REDEMPTION.
          (a) Company’s Cash Redemption. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Closing Bid Price is less than the Fixed Conversion Price, (ii) the Underlying Shares Registration Statement is effective, and (iii) no Event of Default has occurred. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to twenty percent (20%) of the Principal amount being redeemed, and accrued Interest, (collectively referred to as the “Redemption Amount”). In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of principal it desires to redeem. After receipt of the Redemption Notice the Holder shall have three (3) business days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b). On the fourth (4th) business day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the three (3) business day period.
     (4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.
          (a) Conversion Right. Subject to the provisions of Section 4(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
               (i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.
               (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (a) the Fixed Conversion Price or (b) the “Market Conversion Price”), subject to adjustment as provided herein.
          (b) Mechanics of Conversion.
               (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(b)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.
               (ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
               (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
          (c) Limitations on Conversions.
               (i) Beneficial Ownership. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
          (d) Other Provisions.
               (i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.
               (ii) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

               (iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.
               (iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     (5) Adjustments to Conversion Price
          (a) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Debenture is outstanding, issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:
               (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Bid Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
               (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
          (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.
          (e) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
          (f) Whenever the Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
          (g) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
          (h) Conversion Price Reset. On the date which is thirty (30) Trading Days from the Original Issuance Date (the “Measuring Period”), the Fixed Conversion Price shall be reset to a price equal to $0.0312 per share unless (i) the VWAP of the Common Stock on the Principal Market during the Measuring Period is greater than $0.055, and (ii) closing price of the Common Stock on the Principal Market for each of the last five (5) Trading Days of the Measuring Period is greater than $0.055.
     (6) REISSUANCE OF THIS DEBENTURE.
          (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 5(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 5(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
          (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the

Holder a new Debenture (in accordance with Section 5(d)) representing the outstanding Principal.
          (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 5(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
          (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(a) or Section 5(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
     (7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.A.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036

If to the Holder:	YA Global Investments, L.P.
(f/k/a Cornell Capital Partners, L.P.)
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300

With a copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     (8) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.
     (9) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
     (10) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.
     (11) This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.
     (12) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
     (13) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
     (14) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

     (15) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     (16) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
     (17) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:
          (a) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any employee, officer, consultants or director for services provided to the Company.
          (b) “Bloomberg” means Bloomberg Financial Markets.
          (c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
          (d) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).
          (e) “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

          (f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
          (g) “Commission” means the Securities and Exchange Commission.
          (h) “Common Stock” means the common stock, par value $.00001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
          (i) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Principal Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.
          (j) “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (l) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, (c) shares issued in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, leasing arrangement or any other transaction the primary purpose of which is not to raise equity capital, and (d) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture.
          (m) “Fixed Conversion Price” means $0.0262, subject to adjustment as provided herein.
          (n) “Market Conversion Price” means that price which shall be computed as ninety five percent (95%) of the lowest Volume Weighted Average Price of the Common Stock during the thirty (30) consecutive Trading Days immediately preceding the applicable Conversion Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.
          (o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (p) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.
          (q) “Other Debentures” means the secured convertible debentures issued in connection with the securities purchase agreement between the Company and the Holder dated January 1, 2007.
          (r) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
          (s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (t) “Securities Purchase Agreement” means the Securities Purchase Agreement dated July 20, 2007 by and among the Company and the Buyers listed on Schedule I attached thereto.
          (u) “Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

          (v) “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Documents, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.
          (w) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.
          (x) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
          (y) “Volume Weighted Average Price” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its “Volume at Price” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.
          (z) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)
TO:
     The undersigned hereby irrevocably elects to convert $                          of the principal amount of Debenture No.ADVR-2-1B into Shares of Common Stock of ADVANCED VIRAL RESEARCH CORP., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Conversion Amount to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Amount of Debenture Unconverted:	$
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number:

EXHIBIT 10.10
AMENDED AND RESTATED
WARRANT
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.
ADVANCED VIRAL RESEARCH CORP.
Warrant To Purchase Common Stock

Warrant No.: ADVR-2-1A	Number of Shares:	38,071,067
	Warrant Exercise Price:	$0.0197
	Expiration Date:	July 24, 2012
Original Date of Issuance: July 24, 2007
Date of Amendment and Restatement: December 3, 2007
Advanced Viral Research Corp., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (the “Holder”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) 38,071,067 fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of

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Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
     Section 1.
          (a) This Warrant is one of the warrants issued pursuant to Section 4(g) of the Securities Purchase Agreement (“Securities Purchase Agreement”) dated July 24, 2007 between the Company and the Buyers listed on Schedule I thereto or issued in exchange or substitution thereafter or replacement thereof. Each Capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Securities Purchase Agreement.
          (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:
               (i) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company prior to the date of the Securities Purchase Agreement, pursuant to which the Company’s securities may be issued only to any employee, officer or director for services provided to the Company.
               (ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
               (iii) “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

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               (iv) “Common Stock” means (i) the Company’s common stock, par value $0.00001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
               (v) “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.
               (vi) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan or a stock option granted by the Board of Directors of the Company disclose in schedule hereto, (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, and (c) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of the Convertible Debentures or exercise of the Warrants.
               (vii) “Expiration Date” means July 24, 2012.
               (viii) “Issuance Date” means the date hereof.
               (ix) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
               (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
               (xi) “Principal Market” means on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTCBB”)
               (xii) “Securities Act” means the Securities Act of 1933, as amended.
               (xiii) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.
               (xiv) “Warrant Exercise Price” shall be $0.0197 or as subsequently adjusted as provided in Section 8 hereof.
          (c) Other Definitional Provisions.
               (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable

3

law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.
               (ii) When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.
               (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.
     Section 2. Exercise of Warrant.
          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B
For purposes of the foregoing formula:
A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.
C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

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     In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.
          (b) If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.
          (c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.
          (d) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

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          (e) If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.
          (f) If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.
     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:
          (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.
          (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.
          (d) If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this

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Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
          (e) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
          (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.
     Section 4. Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
     Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
     Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or

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exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.
     Section 7. Ownership and Transfer.
          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.
     Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:
          (a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.
          (b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

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               (i) Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have

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been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.
               (iv) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.
               (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.
               (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.
               (vii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (c) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides

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(by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (d) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
               (i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and
               (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).
          (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with

11

equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(c),that no such adjustment pursuant to this Section 8(e) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.
          (f) Notices.
               (i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.
               (ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
               (iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
     Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.
          (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the

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Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).
     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	YA Global Investments, L.P.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

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If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.A.
29th Floor- Bank of America Tower at International Place
100 S.E. Second Street
Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036
If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     Section 12. Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.
     Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.
     Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all

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issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     Section 15. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

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EXHIBIT A TO WARRANT
EXERCISE NOTICE
TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
ADVANCED VIRAL RESEARCH CORP.
     The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Advanced Viral Research Corp. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
Specify Method of exercise by check mark:
     1.       Cash Exercise
(a) Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $                     to the Company in accordance with the terms of the Warrant.
(b) Delivery of Warrant Shares. The Company shall deliver to the holder           Warrant Shares in accordance with the terms of the Warrant.
     2.       Cashless Exercise
(a) Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.
(b) Delivery of Warrant Shares. The Company shall deliver to the holder           Warrant Shares in accordance with the terms of the Warrant.
Date:                           ,
Name of Registered Holder
By:
Name:
Title:

EXHIBIT B TO WARRANT
FORM OF WARRANT POWER
     FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                     , Federal Identification No.                     , a warrant to purchase                      shares of the capital stock of Advanced Viral Research Corp. represented by warrant certificate no.           , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                     , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:

Name:
Title:

B-1

EXHIBIT 10.11
AMENDED AND RESTATED
WARRANT
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.
ADVANCED VIRAL RESEARCH CORP.
Warrant To Purchase Common Stock

Warrant No.: ADVR-2-1B	Number of Shares:	101,522,843
	Warrant Exercise Price:	$0.0197
	Expiration Date:	July 24, 2012
Original Date of Issuance: July 24, 2007
Date of Amendment and Restatement: December 3, 2007
Advanced Viral Research Corp., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (the “Holder”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) 101,522,843 fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of

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Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
     Section 1.
          (a) This Warrant is one of the warrants issued pursuant to Section 4(g) of the Securities Purchase Agreement (“Securities Purchase Agreement”) dated July 24, 2007 between the Company and the Buyers listed on Schedule I thereto or issued in exchange or substitution thereafter or replacement thereof. Each Capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Securities Purchase Agreement.
          (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:
               (i) “Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company prior to the date of the Securities Purchase Agreement, pursuant to which the Company’s securities may be issued only to any employee, officer or director for services provided to the Company.
               (ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
               (iii) “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

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               (iv) “Common Stock” means (i) the Company’s common stock, par value $0.00001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
               (v) “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.
               (vi) “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan or a stock option granted by the Board of Directors of the Company disclose in schedule hereto, (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, and (c) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of the Convertible Debentures or exercise of the Warrants.
               (vii) “Expiration Date” means July 24, 2012.
               (viii) “Issuance Date” means the date hereof.
               (ix) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
               (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
               (xi) “Principal Market” means on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTCBB”)
               (xii) “Securities Act” means the Securities Act of 1933, as amended.
               (xiii) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.
               (xiv) “Warrant Exercise Price” shall be $0.0197 or as subsequently adjusted as provided in Section 8 hereof.
          (c) Other Definitional Provisions.
               (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable

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law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.
               (ii) When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.
               (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.
     Section 2. Exercise of Warrant.
          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B
For purposes of the foregoing formula:
A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.
C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

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     In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.
          (b) If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.
          (c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.
          (d) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

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          (e) If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.
          (f) If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.
     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:
          (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.
          (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.
          (d) If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this

6

Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
          (e) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
          (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.
     Section 4. Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
     Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
     Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or

7

exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.
     Section 7. Ownership and Transfer.
          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.
     Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:
          (a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.
          (b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

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               (i) Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have

9

been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.
               (iv) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.
               (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.
               (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.
               (vii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (c) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides

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(by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (d) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
               (i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and
               (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).
          (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with

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equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(c),that no such adjustment pursuant to this Section 8(e) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.
          (f) Notices.
               (i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.
               (ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
               (iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.
     Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.
          (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the

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Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).
     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	YA Global Investments, L.P.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

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If to the Company, to:	Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
Attention: Stephen Elliston
Telephone: (914) 376-7383
Facsimile: (914) 845-8720

With a copy to:	Berman Rennert Vogel and Mandler, P.A.
29th Floor- Bank of America Tower at International Place 100 S.E. Second Street Miami, Florida 33131
Attention: Charles J. Rennert
Telephone: (305) 577-4171
Facsimile: (305) 373-6036
If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     Section 12. Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.
     Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.
     Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions

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concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     Section 15. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Martin Bookman
	Name:	Martin Bookman
	Title:	Chief Financial Officer

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EXHIBIT A TO WARRANT
EXERCISE NOTICE
TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
ADVANCED VIRAL RESEARCH CORP.
     The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Advanced Viral Research Corp. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
Specify Method of exercise by check mark:
     1.       Cash Exercise
(a) Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $                     to the Company in accordance with the terms of the Warrant.
(b) Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
     2.       Cashless Exercise
(a) Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.
(b) Delivery of Warrant Shares. The Company shall deliver to the holder            Warrant Shares in accordance with the terms of the Warrant.
Date:                           ,
Name of Registered Holder
By:
Name:
Title:

EXHIBIT B TO WARRANT
FORM OF WARRANT POWER
     FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                               , Federal Identification No.                     , a warrant to purchase                                shares of the capital stock of Advanced Viral Research Corp. represented by warrant certificate no.           , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                               , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:

Name:
Title:

     B-1

EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Gayle Challinor
The Signature Agency
Phone: 800-870-8700/919-878-8989
Stephen M. Elliston
Advanced Viral Research Corp.
Phone: 914-376-7383
Fax: 919-878-3939
FOR RELEASE
December 4, 2007 6:00 a.m. EST
Former Assets of Cetek Corporation Acquired by ADVR
YONKERS, NY — Advanced Viral Research Corp. (OTC Bulletin Board: ADVR), a research based biopharmaceutical company dedicated to anti-cancer drug discovery and development, today announced the acquisition of certain assets originally owned by Cetek Corporation, a Boston based biopharmaceutical company. These assets were recently transferred to the founding scientists at Cetek. The agreement includes rights to two new anti-cancer compounds as well as a proprietary high-throughput affinity based drug screening technology referred to as AFP. In addition, ADVR will receive rights to a diverse microbial culture library for screening potential drug candidates. Under terms of the agreement, employment contracts have been signed with three former Cetek senior scientists. The three scientists joining ADVR are Dr. Vincent Gullo as Chief Scientific Officer, Dr. Dallas Hughes as Vice President of Research, and Dr. Yuriy Dunayevskiy as Research Fellow.
Terms of the acquisition include upfront closing consideration of cash and ADVR stock. Additional royalties and payments will be made upon achievements of stated milestones, such as financing and FDA approval.
The acquisition furthers ADVR’s tightly focused mission to develop small molecule anti-cancer drugs.
“Affinity based purification (AFP) technology is a highly versatile high-throughput screening technology with a proven capacity for screening potential drug candidates against virtually any soluble disease target. AFP technology has been successfully employed at Cetek to select lead compounds. With a primary focus in oncology, the AFP technology provides a powerful tool to detect and separate biologically active anti-cancer compounds from natural occurring sources such as fungi and bacteria,” said Stephen M. Elliston, President and Chief Executive Officer of ADVR.
According to Elliston, “AFP technology will also aid in the development of our lead product, AVR118. One of our goals is to identify AVR118 molecular targets as a means to better understand its biological effects as well as to develop new and potentially more potent formulations that are specific for certain disease states such as anorexia or fatigue.”
“This acquisition represents an important milestone for ADVR. In addition to supplementing its pipeline with two new compound leads, we gain three senior scientists with a wealth of successful biopharmaceutical experience behind them,” added Elliston.
Advanced Viral Research Corp. is a New York biopharmaceutical company dedicated to improving patients’ lives by researching, developing and bringing to market new and effective therapies for cancer, and for controlling the symptoms associated with cancer and other serious diseases. Its initial compound AVR118

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represents a new class of cytoprotective agent that targets, among other things, cachexia related disorders. AVR118 has been shown to have topical wound healing properties in animal models. Various degenerative conditions associated with body wasting (cachexia) such as cancer, HIV-AIDS and chronic inflammation are potential disease targets for AVR118 therapy.
Note: This news release contains forward-looking statements that involve risks associated with clinical development, regulatory approvals, including application to the FDA, product commercialization and other risks described from time to time in the SEC reports filed by the Company. AVR118 is not approved by the U.S. Food and Drug Administration or any comparable agencies of any other countries. There is no assurance that the Company will be able to secure the financing necessary to continue and/or complete the clinical trials of AVR118 or satisfy certain other conditions relating to clinical trials including obtaining adequate insurance on terms acceptable to the Company. The Company undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
For further information regarding Advanced Viral Research Corp., please visit the website at http://www.adviral.com.

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